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                      AMENDED AND RESTATED CREDIT AGREEMENT


                                      among


                          FREMONT GENERAL CORPORATION,


                          VARIOUS LENDING INSTITUTIONS,


                                       and


                            THE CHASE MANHATTAN BANK,


                             as Administrative Agent




                         Dated as of August 1, 1997 and
                    amended and restated as of June 30, 1999




                                  $300,000,000






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                             CHASE SECURITIES INC.,

                        as Book Manager and Lead Arranger

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                                TABLE OF CONTENTS


                                                                            PAGE



SECTION 1. Amount and Terms of Credit..........................................1

        1.01 Commitments.......................................................2
        1.02 Minimum Amount of Each Borrowing; Maximum Number of Borrowings....2
        1.03 Notice of Borrowing of Loans......................................2
        1.04 Competitive Bid Borrowings........................................2
        1.05 Disbursement of Funds.............................................4
        1.06 Notes; Register...................................................5
        1.07 Conversions.......................................................5
        1.08 Pro Rata Borrowings...............................................6
        1.09 Interest..........................................................6
        1.10 Interest Periods..................................................7
        1.11 Increased Costs, Illegality, etc..................................8
        1.12 Compensation.....................................................10
        1.13 Change of Lending Office.........................................10

SECTION 2. Fees; Commitments..................................................10

        2.01 Fees.............................................................11
        2.02 Voluntary Reduction of Commitments...............................11
        2.03 Mandatory Reduction of Commitments...............................11

Section 3. Payments...........................................................11

        3.01 Voluntary Prepayments............................................11
        3.02 Mandatory Prepayments and Repayments.............................12
        3.03 Method and Place of Payment......................................13
        3.04 Net Payments.....................................................13


SECTION 4. Conditions Precedent...............................................14

        4.01 Conditions Precedent to Amendment and Restatement................14
        4.02 Conditions Precedent to Borrowings...............................17

SECTION 5. Representations, Warranties and Agreements.........................17

        5.01 Corporate Status.................................................18
        5.02 Corporate Power and Authority....................................18
        5.03 No Violation.....................................................18
        5.04 Litigation.......................................................18
        5.05 Use of Proceeds..................................................18
        5.06 Governmental Approvals...........................................19
        5.07 Investment Company Act...........................................19



                                   (i)

                                                                            PAGE

        5.08 Public Utility Holding Company Act...............................19
        5.09 True and Complete Disclosure.....................................19
        5.10 Financial Condition; Financial Statements........................20
        5.11 Tax Returns and Payments.........................................20
        5.12 Compliance with ERISA............................................21
        5.13 Subsidiaries.....................................................21
        5.14 Intellectual Property............................................22
        5.15 Pollution and Other Regulations..................................22
        5.16 Properties.......................................................22
        5.17 Labor Relations; Collective Bargaining Agreements................22
        5.18 Capitalization...................................................23
        5.19 Indebtedness.....................................................23
        5.20 Compliance with Statutes, etc....................................23
        5.21 Special Purpose Corporation......................................23
        5.22 Year 2000........................................................23


SECTION 6.  Affirmative Covenants.............................................24

        6.01 Information Covenants............................................24
        6.02 Books, Records and Inspections...................................27
        6.03 Insurance........................................................28
        6.04 Payment of Taxes.................................................28
        6.05 Corporate Franchises.............................................28
        6.06 Compliance with Statutes, etc....................................28
        6.07 ERISA............................................................28
        6.08 Performance of Obligations.......................................29
        6.09 Good Repair......................................................29
        6.10 End of Fiscal Years; Fiscal Quarters.............................29
        6.11 NAIC Tests.......................................................29

SECTION 7. Negative Covenants.................................................29

        7.01 Changes in Business..............................................30
        7.02 Consolidation, Merger, Sale or Purchase of Assets, etc...........30
        7.03 Liens............................................................31
        7.04 Indebtedness.....................................................34
        7.05 Investments......................................................36
        7.06 Prepayments and Modifications of Permitted Subordinated Debt.....36
        7.07 Restrictions on Subsidiary Payments..............................36
        7.08 Transactions with Affiliates.....................................37
        7.09 Issuance of Stock................................................37
        7.10 Liabilities to Policyholder Surplus Ratio........................37
        7.11 Net Premiums Written Ratio.......................................37
        7.12 Leverage Ratio...................................................37
        7.13 Minimum Consolidated Net Worth...................................38



                                      (ii)

                                                                            PAGE


        7.14 Interest Coverage Ratio..........................................38
        7.15 FIC Combined Surplus.............................................38
        7.16 Insured Depository Subsidiaries..................................38


SECTION 8.  Events of Default.................................................38

        8.01 Payments.........................................................38






                                     (iii)

     AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 1,
1997 and amended and restated as of June 30, 1999, among FREMONT GENERAL CORPORATION, a Nevada corporation (the "Borrower"), the lending institutions listed from time to time on Annex I hereto (each a "Bank" and, collectively, the "Banks"), and THE CHASE MANHATTAN BANK, as Administrative Agent (the "Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 9 are used herein as so defined.

                             W I T N E S S E T H :

     WHEREAS, the Borrower, the Agent and certain of the Banks have previously entered into a Credit Agreement, dated as of August 1, 1997 (such Credit Agreement, as amended, modified and supplemented prior to the date hereof, the "Existing Credit Agreement"); and

     WHEREAS, the Borrower, the Agent and the Banks wish to amend and restate the Existing Credit Agreement upon the terms and conditions set forth herein;

     NOW, THEREFORE, IT IS AGREED THAT, upon satisfaction or waiver of the conditions precedent set forth in Section 4.01, the Existing Credit Agreement shall be amended and restated in its entirety to read as follows:

     SECTION 1. AMOUNT AND TERMS OF CREDIT.

     1.01 COMMITMENTS. (a) Subject to and upon the terms and conditions herein set forth, each Bank severally agrees to make a loan or loans (each a "Loan" and, collectively, the "Loans") to the Borrower, which Loans (i) shall be made at any time and from time to time on and after the Restatement Effective Date and prior to the Final Maturity Date, (ii) may, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, PROVIDED that all Loans made by all Banks pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Loans of the same Type, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed for any Bank at any time outstanding that aggregate principal amount which equals the Commitment of such Bank at such time and (v) shall not exceed in the aggregate for all Banks at any time outstanding that aggregate principal amount which, when added to the then aggregate outstanding principal amount of all Competitive Bid Loans, equals the Total Commitment at such time.

     (b) Subject to and upon the terms and conditions herein set forth, each Bank severally agrees that the Borrower may incur a loan or loans (each a "Competitive Bid Loan" and collectively, the "Competitive Bid Loans") pursuant to a Competitive Bid Borrowing at any time and from time to time on and after the Restatement Effective Date and prior to the date which is the third Business Day preceding the date which is seven days prior to the Final Maturity Date, PROVIDED that after giving effect to any Competitive Bid Borrowing and the use of the proceeds thereof, the aggregate outstanding principal amount of Competitive Bid Loans, when combined with the then aggregate outstanding principal amount of all Loans, shall not exceed the Total Commitment at such time.

     1.02 MINIMUM AMOUNT OF EACH BORROWING; MAXIMUM NUMBER OF
BORROWINGS. The aggregate principal amount of each Borrowing hereunder shall not be less than (i) $5,000,000, in the case of Loans, and (ii) $10,000,000, in the case of Competitive Bid Loans, and, if in excess thereof, shall be in an integral multiple of $1,000,000. More than one Borrowing may be incurred on any day; PROVIDED that at no time shall there be outstanding more than ten Borrowings of Eurodollar Loans.

     1.03 NOTICE OF BORROWING OF LOANS. (b) Whenever the Borrower desires to incur Loans hereunder, it shall give the Agent at its Notice Office,
(x) in the case of a Borrowing of Eurodollar Loans, written notice (or telephonic notice promptly confirmed in writing) of such proposed Borrowing which notice must be given prior to 12:00 Noon (New York time) at least three Business Days prior to the date of such proposed Borrowing and (y) in the case of a Borrowing of Base Rate Loans, written notice (or telephonic notice promptly confirmed in writing) of such proposed Borrowing, which notice must be given prior to 11:00 A.M. (New York time) on the date of such proposed Borrowing. Each such notice (each, a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.11, shall be irrevocable, and, in the case of a written notice or a confirmation of telephonic notice, shall be in the form of Exhibit A-1 hereto, appropriately completed to specify (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day) and (iii) whether the respective Borrowing shall consist of Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto. The Agent shall promptly give each Bank written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Bank's proportionate share thereof and of the other matters covered by the Notice of Borrowing.

     (b) Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice, believed by the Agent in good faith to be from an Authorized Officer of the Borrower. In each such case the Borrower hereby waives the right to dispute the Agent's record of the terms of any such telephonic notice.

     1.04 COMPETITIVE BID BORROWINGS. (a) Whenever the Borrower desires to incur a Competitive Bid Borrowing, it shall deliver to the Agent, prior to 12:00 Noon (New York time) (x) at least four Business Days prior to the date of such proposed Competitive Bid Borrowing, in the case of a Spread Borrowing, and (y) at least one Business Day prior to the date of such proposed Competitive Bid Borrowing, in the case of an Absolute Rate Borrowing, a written notice substantially in the form of Exhibit A-2 hereto (a "Notice of Competitive Bid Borrowing"), which notice shall specify in each case (i) the date (which shall be a Business Day) and the aggregate amount of the proposed Competitive Bid Borrowing, (ii) the maturity date for repayment of each and every Competitive Bid Loan to be made as part of such Competitive Bid Borrowing (which maturity date may be (A) one, two, three or six months after the date of such Competitive Bid Borrowing, in the case of a Spread Borrowing, and (B) between seven and 364 days, inclusive, after the date of such Competitive Bid Borrowing, in the case of an Absolute Rate Borrowing, PROVIDED that in no event shall the maturity date of any Competitive Bid Borrowing be later than the third Business Day preceding the Final Maturity Date), (iii) the interest payment

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


date or dates relating thereto, (iv) whether the proposed Competitive Bid Borrowing is to be an Absolute Rate Borrowing or a Spread Borrowing, and if a Spread Borrowing, the Interest Rate Basis, and (v) any other terms to be applicable to such Competitive Bid Borrowing. The Agent shall promptly notify each Bidder Bank by telephone or facsimile of each such request for a Competitive Bid Borrowing received by it from the Borrower and of the contents of the related Notice of Competitive Bid Borrowing.

     (b) Each Bidder Bank shall, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Loans to the Borrower as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Bidder Bank in its sole discretion and determined by such Bidder Bank independently of each other Bidder Bank, by notifying the Agent (which shall give prompt notice thereof to the Borrower) before 9:30 A.M. (New York time) on the date (the "Reply Date") which is (x) in the case of an Absolute Rate Borrowing, the date of such proposed Competitive Bid Borrowing and (y) in the case of a Spread Borrowing, three Business Days before the date of such proposed Competitive Bid Borrowing, of the minimum amount and maximum amount of each Competitive Bid Loan which such Bidder Bank would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts may, subject to the proviso to the first sentence of Section 1.01(b), exceed such Bidder Bank's Commitment), the rate or rates of interest therefor and such Bidder Bank's lending office with respect to such Competitive Bid Loan; PROVIDED that if the Agent in its capacity as a Bidder Bank shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 9:15 A.M. (New York time) on the Reply Date. If any Bidder Bank shall elect not to make such an offer, such Bidder Bank shall so notify the Agent, before 9:30 A.M. (New York time) on the Reply Date, and such Bidder Bank shall not be obligated to, and shall not, make any Competitive Bid Loan as part of such Competitive Bid Borrowing; PROVIDED that the failure by any Bidder Bank to give such notice shall not cause such Bidder Bank to be obligated to make any Competitive Bid Loan as part of such proposed Competitive Bid Borrowing.

     (c) The Borrower shall, in turn, before 11:00 A.M. (New York time) on the Reply Date, either:

          (i) cancel such Competitive Bid Borrowing by giving the Agent notice to such effect (it being understood and agreed that if the Borrower gives no such notice of cancellation and no notice of acceptance pursuant to clause (ii) below, then the Borrower shall be deemed to have cancelled such Competitive Bid Borrowing), or

          (ii) accept one or more of the offers made by any Bidder Bank or Bidder Banks pursuant to clause (b) above by giving notice (in writing or by telephone confirmed in writing) to the Agent of the amount of each Competitive Bid Loan (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Agent on behalf of such Bidder Bank for such Competitive Bid Borrowing pursuant to clause (b) above) to be made by each Bidder Bank as part of such Competitive Bid Borrowing, and reject any remaining offers made by Bidder Banks pursuant to clause (b) above by giving the Agent notice to that effect; PROVIDED that the acceptance of offers may only be made on the basis of ascending

     Absolute Rates (in the case of an Absolute Rate Borrowing) or Spreads (in the case of a Spread Borrowing), in each case commencing with the lowest rate so offered; PROVIDED FURTHER, however, if offers are made by two or more Bidder Banks at the same rate and acceptance of all such equal offers would result in a greater principal amount of Competitive Bid Loans being accepted than the aggregate principal amount requested by the Borrower, if the Borrower elects to accept any of such offers the Borrower shall accept such offers PRO RATA from such Bidder Banks (on the basis of the maximum amounts of such offers) unless any such Bidder Bank's PRO RATA share would be less than the minimum amount specified by such Bidder Bank in its offer, in which case the Borrower shall have the right to accept one or more such equal offers in their entirety and reject the other equal offer or offers or to allocate acceptance among all such equal offers (but giving effect to the minimum and maximum amounts specified for each such offer pursuant to clause (b) above), as the Borrower may elect in its sole discretion.

     (d) If the Borrower notifies the Agent that such Competitive Bid Borrowing is cancelled, or if such Competitive Bid Borrowing is deemed cancelled, pursuant to clause (c)(i) above, the Agent shall give prompt notice thereof to the Bidder Banks and such Competitive Bid Borrowing shall not be made.

     (e) If the Borrower accepts one or more of the offers made by any Bidder Bank or Bidder Banks pursuant to clause (c)(ii) above, the Agent shall in turn promptly notify (x) each Bidder Bank that has made an offer as described in clause (b) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Bidder Bank pursuant to clause (b) above have been accepted by the Borrower and (y) each Bidder Bank that is to make a Competitive Bid Loan as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Loan to be made by such Bidder Bank as part of such Competitive Bid Borrowing.

     1.05 DISBURSEMENT OF FUNDS. (a) Subject to the terms and conditions herein set forth, no later than 11:00 A.M. (New York time) on the date of each incurrence of Loans or Competitive Bid Loans (1:00 P.M. (New York time) on such date in the case of a Borrowing of Base Rate Loans or a Competitive Bid Borrowing constituting an Absolute Rate Borrowing), each Bank will make available its PRO RATA share, if any, of each Borrowing requested to be made on such date in the manner provided below.

     (b) Each Bank shall make available all amounts it is to fund under any Borrowing in U.S. dollars and immediately available funds to the Agent at the Agent's Payment Office and the Agent will make available to the Borrower by depositing to its account at the Agent's Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Agent shall have been notified by any Bank prior to the date of any such Borrowing that such Bank does not intend to make available to the Agent its portion of the Borrowing or Borrowings to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date of Borrowing, and the Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank and the Agent has made available same to the

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Borrower,  the Agent shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (x) if paid by such Bank, the overnight Federal Funds Effective Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 1.09, for the respective Loans or Competitive Bid Loans.

     (c) Nothing in this Section 1.05 shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder.

     1.06 NOTES;REGISTER. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made to it by each Bank shall be evidenced by a promissory note substantially in the form of Exhibit B hereto with blanks appropriately completed in conformity herewith (each a "Note" and collectively the "Notes").

     (b) The Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Restatement Effective Date, (iii) be in a stated principal amount equal to the Commitment of such Bank and be payable in the principal amount of the Loans evidenced thereby,
(iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.09 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in Section 3.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

     (c) Each Bank will record on its internal records the amount of each Loan and Competitive Bid Loan made by it and each payment in respect thereof and will prior to any transfer of its Note endorse on the reverse side thereof the outstanding principal amount of Loans and Competitive Bid Loans evidenced thereby. Failure to make any such notation or any error in any such notation shall not affect the Borrower's obligations in respect of such Loans and Competitive Bid Loans.

     (d) The Agent shall maintain at its Payment Office a register for the recordation of the names and addresses of the Banks, the Commitments of the Banks from time to time, and the principal amount of the Loans and Competitive Bid Loans owing to each Bank from time to time together with the maturity and interest rates applicable to each such Competitive Bid Loan, and other terms applicable thereto (the "Register"). The entries in the Register shall constitute PRIMA FACIE evidence as to the information set forth therein.

     1.07 CONVERSIONS. The Borrower shall have the option to convert on any Business Day all or a portion at least equal to $5,000,000 (and, if in excess thereof, an integral multiple of $1,000,000) of the outstanding principal amount of the Loans of one Type owing by

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the Borrower into a Borrowing or Borrowings of the other Type; PROVIDED that (i)
except as otherwise provided in Section 1.11(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable thereto, and no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans pursuant to such Borrowing to less than $5,000,000, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion, (iii) Borrowings of Eurodollar Loans resulting from this Section 1.07 shall be limited in number as provided in
Section 1.02 and (iv) each such conversion shall be made PRO RATA among the Loans of each Bank of the Type being converted. Each such conversion shall be effected by the Borrower by giving the Agent at its Notice Office, prior to 12:00 Noon (New York time), at least three Business Days' (or one Business Day's in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion") specifying the Loans to be so converted, the Type of Loans to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Agent shall give each Bank prompt notice of any such proposed conversion.

     1.08 PRO RATA BORROWINGS. All Borrowings of Loans under this
Agreement shall be loaned by the Banks PRO RATA on the basis of their respective Commitments. It is understood that no Bank shall be responsible for any default by any other Bank in its obligation to make Loans or Competitive Bid Loans hereunder and that each Bank shall be obligated to make the Loans and Competitive Bid Loans provided to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitments hereunder.

     1.09 INTEREST. (a) The unpaid principal amount of each Base
Rate Loan shall bear interest from the date of the incurrence thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Base Rate in effect from time to time.

     (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the incurrence thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Eurodollar Margin plus the relevant Eurodollar Rate.

     (c) The unpaid principal amount of each Competitive Bid Loan shall bear interest from the date of the incurrence thereof until maturity (whether by acceleration or otherwise) at the rate or rates per annum specified by a Bidder Bank or Bidder Banks, as the case may be, pursuant to Section 1.04(b) and accepted by the Borrower pursuant to Section 1.04(c).

     (d) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and Competitive Bid Loan shall bear interest at a rate per annum equal to the Base Rate in effect from time to time plus 2%; PROVIDED that principal in respect of Eurodollar Loans and Competitive Bid Loans shall bear interest after the same becomes due (whether by acceleration or otherwise) until the end of the applicable Interest Period for such Eurodollar Loans, or the original scheduled maturity of such Competitive Bid Loans, as the case may be, at a per annum rate equal to 2% plus the rate of interest applicable on the due date therefor.

     (e) Interest shall accrue from and including the date of any incurrence of a Loan or a Competitive Bid Loan to and excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each calendar quarter, (ii) in respect of each Competitive Bid Loan, at such times as specified in the Notice of Competitive Bid Borrowing relating thereto, (iii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iv) in respect of each Loan or Competitive Bid Loan, on any conversion or prepayment (on the amount so converted or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

     (f) All computations of interest hereunder shall be made in accordance with Section 11.07(b).

     (g) The Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans for any Interest Period, shall promptly notify the Borrower and the Banks thereof.

     1.10 INTEREST PERIODS. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion, in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto), or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans, it shall have the right to elect by giving the Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period to be applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three or six month period. Notwithstanding anything to the contrary contained above:

     (i) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing
(including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding
Interest Period expires;

     (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last
Business Day of such calendar month;

     (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, PROVIDED that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

     (iv) no Interest Period may be elected if it would extend beyond the Final Maturity Date; and

     (v) no Interest Period may be elected at any time when a Default or Event of Default is then in existence.

     If upon the expiration of any Interest Period, the Borrower has failed, or is not permitted, to elect a new Interest Period to be applicable to any Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

     1.11 INCREASED COSTS, ILLEGALITY, ETC. (a) In the event that
(1) in the case of clause (i) below, the Agent or (2) in the case of clauses
(ii) and (iii) below, any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

          (i) on any date for determining the Eurodollar Rate for any Interest Period or in respect of any Spread Borrowing priced by reference to the Eurodollar Rate that, by reason of any changes arising after the
     Restatement Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

          (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans or Competitive Bid Loans because of (x) any change since the Restatement Effective Date (or, in the case of any such cost or reduction with respect to any Competitive Bid Loan, since the making of such Competitive Bid Loan) in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate) and/or (y) other circumstances affecting the interbank Eurodollar market or the position of such Bank in such market; or

          (iii) at any time, that the making or continuance of any Eurodollar Loan or Competitive Bid Loan has become unlawful by compliance by such Bank in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law but with which such Bank customarily complies even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the Restatement Effective Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Agent in the case of clause (i) above to the extent applicable to Loans) shall on such date give notice (if by telephone promptly confirmed in writing) to the Borrower and to the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar

Loans (or Competitive Bid Loans constituting a Spread Borrowing priced by reference to the Eurodollar Rate) shall no longer be available until such time as the Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Agent no longer exist, and any Notice of Borrowing, Notice of Competitive Bid Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans (or any affected Competitive Bid Loans) which have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its reasonable discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing in reasonable detail the basis for the calculation thereof, including such Bank's method of allocating such costs among its affected customers, submitted to the Borrower by such Bank shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in
Section 1.11(b) as promptly as possible and, in any event, within the time period required by law.

     (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.11(a)(ii) or any Eurodollar Loan or Competitive Bid Loan is affected by the circumstances described in Section 1.11(a)(iii), the Borrower may (and in the case of a Eurodollar Loan or Competitive Bid Loan affected pursuant to Section 1.11(a)(iii) shall) either (x) if the affected Eurodollar Loan or Competitive Bid Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Agent telephonic notice (promptly confirmed in writing) thereof on the same date that the Borrower was notified by a Bank pursuant to Section 1.11(a)(ii) or (iii), (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' notice to the Agent, require the affected Bank to convert each such Eurodollar Loan into a Base Rate Loan or (z) subject to the provisions of
Section 3.02(c), if the affected Competitive Bid Loan is then outstanding, prepay such Competitive Bid Loan in full (which prepayment may be made with the proceeds of a Loan); PROVIDED, that if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.11(b).

     (c) If any Bank shall have determined that the adoption after the Restatement Effective Date of any applicable law, rule or regulation regarding capital adequacy, or any change therein after the Restatement Effective Date, or any change after the Restatement Effective Date in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank or its parent with any request or directive made after the Restatement Effective Date regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's or its parent's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Bank or its parent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or its parent's policies with respect to capital adequacy), then from time to time, within 30 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank or its parent such additional amount or amounts as will compensate such Bank or its parent for such reduction. Each

Bank, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.11(c), will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, including such Bank's method of allocating such costs among its affected customers, although the failure to give any such notice on a timely basis shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 1.11(c) upon receipt of such notice.

     1.12 COMPENSATION. The Borrower shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans or Competitive Bid Loans but excluding any loss of anticipated profit with respect to such Loans or Competitive Bid Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Agent) a Borrowing of Eurodollar Loans or of Competitive Bid Loans accepted by the Borrower in accordance with Section 1.04(c)(ii), does not occur on a date specified therefor in a Notice of Borrowing, Notice of Competitive Bid Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.11(a)); (ii) if any repayment, prepayment or conversion of any of its Eurodollar Loans or any repayment of Competitive Bid Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its Eurodollar Loans or Competitive Bid Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans or Competitive Bid Loans when required by the terms of this Agreement or (y) an election made pursuant to
Section 1.11(b). Calculation of all amounts payable to a Bank under this Section
1.12 in respect of Eurodollar Loans or Competitive Bid Loans priced by reference to the Eurodollar Rate shall be made as though that Bank had actually funded its relevant Loan or Competitive Bid Loan through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of that Loan or Competitive Bid Loan, having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Bank or other bank to a domestic office of that Bank in the United States of America; PROVIDED, HOWEVER, that each Bank may fund each of its Eurodollar Loans or Competitive Bid Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 1.12.

     1.13 CHANGE OF LENDING OFFICE. Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 1.11(a)(ii) or (iii) or
3.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Competitive Bid Loans affected by such event; PROVIDED, that such designation is made on such terms that, in the opinion of such Bank, such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this
Section 1.13 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Section 1.11 or 3.04.

     SECTION 2. FEES; COMMITMENTS.

     2.01 FEES. (a) The Borrower agrees to pay to the Agent a facility fee (the "Facility Fee") for the account of the Banks PRO RATA on the basis of their respective Commitments for the period from and including the Restatement Effective Date to and excluding the date the Total Commitment has been terminated, computed at a rate per annum equal to the Applicable Facility Fee Percentage from time to time of the Total Commitment as in effect from time to time. Accrued Facility Fees shall be due and payable in arrears on the last Business Day of each March, June, September and December, and on the date upon which the Total Commitment is terminated.

     (b) The Borrower agrees to pay to the Agent a utilization fee
(the "Utilization Fee") for the account of the Banks PRO RATA on the basis of their respective outstanding Loans for the period from and including the Restatement Effective Date to and excluding the date the Total Commitment has been terminated and all outstanding Loans have been repaid in full, computed at a rate per annum equal to the Applicable Utilization Fee Percentage from time to time of the aggregate outstanding principal amount of Loans from time to time. Accrued Utilization Fees shall be due and payable in arrears on the last Business Day of each March, June, September and December, on the date which the Total Commitment is terminated and on any date thereafter when all outstanding Loans are paid in full.

     (c) In addition to any fees set forth herein, the Borrower shall pay to the Agent, for the account of the Agent, when and as due, such fees as have been, or are from time to time, separately agreed upon.

     (d) All computations of Fees shall be made in accordance with
Section 11.07(b).

     2.02 VOLUNTARY REDUCTION OF COMMITMENTS. Upon at least three
Business Days' prior written notice (or telephonic notice promptly confirmed in writing) given by the Borrower to the Agent at its Notice Office (which notice shall be irrevocable and shall be promptly transmitted by the Agent to each of the Banks), the Borrower shall have the right, without premium or penalty, to terminate, in whole or in part, the Total Unutilized Commitment (or to the extent that at such time there are no Loans or Competitive Bid Loans outstanding, to terminate the Total Commitment), PROVIDED, that (x) any partial reduction of the Total Unutilized Commitment pursuant to this Section 2.02 shall be in the amount of at least $10,000,000 (and, if greater, in an integral multiple of $1,000,000), and (y) any such termination shall apply to proportionately and permanently reduce the Commitment of each of the Banks.

     2.03 MANDATORY REDUCTION OF COMMITMENTS. The Total Commitment shall terminate on the Final Maturity Date.

     SECTION 3. PAYMENTS.

     3.01 VOLUNTARY PREPAYMENTS. The Borrower shall have the right to prepay Loans, without premium or penalty, in whole or in part, from time to time on the following terms and conditions: (i) the Borrower shall give the Agent at its Notice Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower no later than 12:00 Noon (New York time) two Business Days prior to the date of such prepayment, and which notice shall promptly be transmitted by the Agent to each of the Banks; (ii) each partial prepayment of any Borrowing shall be in an aggregate principal amount of at least $5,000,000 (and, if greater, in an integral multiple of $1,000,000), PROVIDED that no partial prepayment of Eurodollar Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Loans outstanding pursuant to such Borrowing to an amount less than $5,000,000; (iii) prepayments of Eurodollar Loans made pursuant to this Section 3.01 may only be made on the last day of an Interest Period applicable thereto; and (iv) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans. Upon receipt of a notice of prepayment pursuant to this Section 3.01, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment. The Borrower shall have no right under this Section 3.01 to prepay any principal amount of any Competitive Bid Loans.

     3.02 MANDATORY PREPAYMENTS AND REPAYMENTS. (a) If on any date the sum of the outstanding principal amount of Loans and Competitive Bid Loans (all the foregoing, collectively, the "Aggregate Loan Outstandings") exceeds the Total Commitment as then in effect, the Borrower shall prepay on such date the principal of Loans, in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Loans as set forth above, the remaining Aggregate Loan Outstandings exceed the Total Commitment, the Borrower shall repay on such date the principal of Competitive Bid Loans in an aggregate amount equal to such excess, PROVIDED that no Competitive Bid Loan shall be prepaid pursuant to this sentence unless the Bank that made same consents to such prepayment. In the absence of such consent, the provisions of Section 3.02(c) shall be applicable.

     (b) With respect to each prepayment or repayment of Loans required by this Section 3.02, the Borrower may designate the Types of Loans which are to be prepaid and the specific Borrowing(s) pursuant to which made; PROVIDED, that (i) if any prepayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than $5,000,000, such Borrowing shall be immediately converted into Base Rate Loans; and (ii) each prepayment of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans. In the absence of a designation of Loans by the Borrower as described in this Section 3.02(b), the Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.12.

     (c) At any time that the Borrower is obligated to prepay any Competitive Bid Loan pursuant to Section 1.11(b) or 3.02(a) on a date other than the scheduled maturity date thereof, such prepayment shall only be made if the respective Bank that made such Competitive Bid Loan has consented in writing (or by telephone confirmed in writing) to the Borrower to such prepayment within 48 hours after notice (in writing or by telephone confirmed in writing) by the Borrower to such Bank of such prepayment (it being understood that the Borrower will give such notice and that any failure to respond to such notice will constitute a rejection thereof); if such prepayment is not so consented to by the respective Bank then, in the case of a prepayment otherwise required pursuant to Section 3.02(a), the provisions of the immediately succeeding sentence will be applicable. At the time any such Competitive Bid Loans are otherwise required to be prepaid, the Borrower will deposit 100% of the principal amount that otherwise would have been paid in respect of the Competitive Bid Loans with the Agent to be held as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance satisfactory to the Agent, with such cash collateral to be released from such cash collateral account (and applied to repay the principal amount of such Competitive Bid Loans) upon each occurrence thereafter of the last day of an Interest Period applicable to the relevant Competitive Bid Loans, with the amount to be so released and applied on the last day of each Interest Period to be the amount of the Competitive Bid Loans to which such Interest Period applies (or, if less, the amount remaining in such cash collateral account).

     3.03 METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments under this Agreement and the Notes shall be made to the Agent for the ratable account of the Banks entitled thereto, not later than 12:30 Noon (New York time) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America at the Agent's Payment Office, it being understood that written, telex or facsimile notice by the Borrower to the Agent to make a payment from the funds in the Borrower's account at the Agent's Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 12:30 p.m. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

     3.04 NET PAYMENTS. All payments made by the Borrower hereunder will be made without setoff or counterclaim. Promptly upon notice from any Bank to the Borrower, the Borrower will pay, prior to the date on which penalties attach thereto, all present and future income, stamp and other taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on or in respect of a Loan or a Competitive Bid Loan solely as a result of the interest rate being determined by reference to the Eurodollar Rate and/or the provisions of this Agreement relating to the Eurodollar Rate and/or the recording, registration, notarization or other formalization of any thereof and/or any payments of principal, interest or other amounts made on or in respect of a Loan or a Competitive Bid Loan when the interest rate is determined by reference to the Eurodollar Rate (all such taxes, levies, costs and charges being herein collectively called "Taxes"); PROVIDED that Taxes shall not include taxes imposed on or measured by the overall net income or overall net profits of that Bank by the United States of America or any political subdivision or taxing authority thereof or therein, or taxes on or measured by the overall net income or overall net profits of any foreign branch or subsidiary of that Bank by any foreign country or subdivision thereof in which that branch or subsidiary is doing business. The Borrower shall also pay such additional amounts equal to increases in taxes payable by that Bank described in the foregoing proviso which increases are attributable to payments made by the Borrower described in the immediately preceding sentence of this Section 3.04. Promptly after the date on which payment of any such Tax is due pursuant to applicable law, the Borrower will, at the request of that Bank, furnish to that Bank evidence, in form and substance satisfactory to that Bank, that the Borrower has met its obligation under this Section 3.04. The Borrower will indemnify each Bank against, and reimburse each Bank on demand for, any Taxes, as determined by that Bank in its good faith discretion. Such Bank shall provide the Borrower with appropriate receipts for any payments or reimbursements made by the Borrower pursuant to this Section 3.04. Notwithstanding the foregoing, the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold (and shall not be required to make payments as otherwise required in this Section 3.04 on account of such deductions or withholdings) income or other similar taxes imposed by the United States of America from interest, fees or other amounts payable hereunder for the account of any Bank other than a Bank (i) who is a U.S. Person for Federal income tax purposes or
(ii) who has the Prescribed Forms on file with the Borrower for the applicable year to the extent deduction or withholding of such taxes is not required as a result of the filing of such Prescribed Forms, PROVIDED that if the Borrower shall so deduct or withhold any such taxes, it shall provide a statement to the Agent and such Bank, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Bank may reasonably request for assisting such Bank to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Bank is subject to tax.

     SECTION 4. CONDITIONS PRECEDENT.

     4.01 CONDITIONS PRECEDENT TO AMENDMENT AND RESTATEMENT. This Agreement shall become effective, and the Existing Credit Agreement shall be amended and restated in its entirety as set forth herein, on the date (the "Restatement Effective Date") on which all of the following conditions have been satisfied or waived:

     (a) EFFECTIVENESS; NOTES. The Borrower and each of the Banks shall have signed a copy of this Agreement (whether the same or different copies) and shall have delivered the same to the Agent at the Agent's Notice Office or, in the case of the Banks, shall have given to the Agent telephonic (confirmed in writing), written, telex or telecopy notice (actually received) at such office that the same has been signed and mailed to the Agent. In addition, there shall have been delivered to the Agent for the account of each Bank the appropriate Notes executed by the Borrower in the amount, maturity and as otherwise provided herein.

     (b) NO DEFAULT; REPRESENTATIONS AND WARRANTIES. On the Restatement Effective Date (both before and after giving effect to the amendment and restatement), (i) there shall exist no Default or Event of Default and (ii) all of the representations and warranties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

     (c) OFFICER'S CERTIFICATE. On the Restatement Effective Date, the Agent shall have received a certificate dated such date, signed by an appropriate officer of the Borrower, stating that all of the applicable conditions set forth in Section 4.01(b), (f), (g), (h) and (j) exist or have been satisfied as of such date.

     (d) OPINIONS OF COUNSEL. On the Restatement Effective Date, the Agent shall have received an opinion, or opinions, in form and substance reasonably satisfactory to the Agent, addressed to each of the Banks and dated the Restatement Effective Date, from
(i) Alan W. Faigin, Esq., General Counsel of the Borrower, which opinion shall be substantially in the form of Exhibit C-1 hereto and (ii) White & Case LLP, special counsel to the Agent and the Banks, which opinion shall be substantially in the form of Exhibit C-2 hereto.

     (e) CORPORATE PROCEEDINGS. (i) On the Restatement Effective
Date, the Banks shall have received a certificate, dated the Restatement Effective Date, signed by the President or any Vice President of the Borrower, and attested to by the Secretary or any Assistant Secretary of the Borrower, in the form of Exhibit D hereto with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws of the Borrower, the resolutions of the Borrower and the other documents referred to in such certificate, and the foregoing shall be reasonably satisfactory to the Agent.

     (ii) On the Restatement Effective Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all certificates, documents and papers, including records of corporate proceedings and governmental approvals, if any, which the Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

     (f) REPAYMENT OF EXISTING OBLIGATIONS. After giving effect to the application of the proceeds of any Borrowing which may occur on the Restatement Effective Date, all Existing Obligations shall have been paid in full through and including such date, whether or not then due and payable.

     (g) ADVERSE CHANGE, ETC. On or prior to the Restatement Effective Date, since December 31, 1998, nothing shall have occurred which the Agent or the Required Banks shall determine (i) has, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Agent or the Banks, or on the ability of the Borrower to perform its obligations to them hereunder or under any other Credit Document, (ii) has, or could reasonably be expected to have, a material adverse effect on the corporate, organizational or legal structure of the Borrower or its Subsidiaries or (iii) has, or could reasonably be expected to have, a materially adverse effect on the condition (financial or otherwise, determined pursuant to GAAP or SAP), businesses, operations, properties, assets, liabilities, investments or prospects of the Borrower and its Subsidiaries taken as a whole, it being understood that, changes in the market value of securities held in the Borrower's investment portfolio alone shall not constitute a material adverse effect of the type described in clause
(iii) above.

     (h) LITIGATION. On the Restatement Effective Date, there shall be no actions, suits or proceedings pending or threatened with respect to the Borrower or any of its Subsidiaries which in the judgment of the Agent or the Required Banks could reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise, determined pursuant to GAAP or SAP), businesses, operations, properties, assets, liabilities, investments or prospects of the Borrower and its Subsidiaries taken as a whole or (ii) have a material adverse effect on the rights or remedies of the Banks hereunder or under any other Credit Document or on the ability of the Borrower to perform its obligations to the Banks hereunder or under any other Credit Document.

     (i) FINANCIAL STATEMENTS. Prior to the Restatement Effective Date, the Borrower shall have delivered or caused to be delivered to the Agent and to each
Bank:

          (i) the audited consolidated and unaudited consolidating balance sheet of the Borrower as of December 31, 1998, and the related consolidated and consolidating statements of income and of stockholders' equity and consolidated statements of cash flows for the fiscal year then ended, in each case prepared in accordance with GAAP;

          (ii) the audited balance sheet of FFC as of December 31, 1998, and the related statements of income, of stockholders' equity and of cash flows for the fiscal year then ended, in each case prepared in accordance with GAAP;

          (iii) the audited balance sheet of each Material Insurance Subsidiary as of December 31, 1998, and the related statements of income, of stockholders' equity and of cash flows for the fiscal year then ended, in each case prepared in accordance with SAP and as filed with the Applicable Insurance Regulatory Authority;

          (iv) the audited consolidated balance sheet of FIL and its Subsidiaries as of December 31, 1998, and the related statements of income, of stockholders' equity and of cash flows for the fiscal year then ended, in each case prepared in accordance with GAAP; and

          (v) the unaudited consolidated balance sheet of the Borrower as of March 31, 1999, and the related consolidated statements of income, of stockholders' equity and of cash flows for the quarter then ended, in each case prepared in accordance with GAAP (subject to normal year-end audit adjustments).

          (j) APPROVALS. On the Restatement Effective Date, all necessary and material governmental and third party approvals and filings in connection with the Credit Documents and otherwise referred to herein including the approval of the California Department of Insurance, to the extent such approvals and filings are required to be obtained or made prior to the Restatement Effective Date, shall have been obtained and remain in full force and effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes, in the judgment of the Required Banks or the Agent, materially adverse conditions upon the consummation of the transactions contemplated thereby.

          (k) PAYMENT OF FEES. On the Restatement Effective Date, all costs, fees and expenses, and all other compensation contemplated by this Agreement or the other Credit Documents, due to the Agent or any Banks shall have been paid to the extent due.

          (l) CONSENT LETTER. On the Restatement Effective Date, the Agent shall have received a letter from CT Corporation System, substantially in the form of Exhibit E hereto, indicating its consent to its appointment by the Borrower as its agent to receive service of process as specified in Section 11.08.

     (m) NOTICE OF BORROWING. The Agent shall have received a Notice of Borrowing satisfying the requirements of Section 1.03 in the case of a Borrowing of Loans, or a Notice of Competitive Bid Borrowing satisfying the requirements of Section 1.04 in the case of a Borrowing of Competitive Bid Loans.

     The acceptance of the benefits of each Loan and Competitive Bid Loan shall constitute a representation and warranty by the Borrower to each of the Banks that all of the applicable conditions specified above exist or have been satisfied as of such date. All of the certificates, legal opinions and other documents and papers referred to in this Section 4, unless otherwise specified, shall be delivered to the Agent at its Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and shall be reasonably satisfactory in form and substance to the Agent.

     4.02 CONDITIONS PRECEDENT TO BORROWINGS. The obligation of the
Banks to make any Loan or Competitive Bid Loan to the Borrower hereunder is subject, at the time of the making of such Loan or Competitive Bid Loan, to the satisfaction of the following conditions:

     (a) NOTICE OF BORROWING. The Agent shall have received a
Notice of Borrowing satisfying the requirements of Section 1.03 in the case of a Borrowing of Loans, or a Notice of Competitive Bid Borrowing satisfying the requirements of Section 1.04 in the case of a Borrowing of Competitive Bid Loans.

     (b) NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of the making of such Loan or Competitive Bid Loan and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loan or Competitive Bid Loan, as the case may be, unless stated to relate to a specific earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.

     The acceptance of the benefits of each Loan and Competitive
Bid Loan shall constitute a representation and warranty by the Borrower to each of the Banks that all of the applicable conditions specified above exist or have been satisfied as of such date.

     SECTION 5 REPRESENTATIONS, WARRANTIES AND AGREEMENTS. In order to induce the Banks to enter into this Agreement and to make the Loans and Competitive Bid Loans provided for herein, the Borrower makes the following representations and warranties to, and agreements with, the Banks, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and Competitive Bid Loans (with the making of each Loan and Competitive Bid Loan being deemed to constitute a representation and warranty that the matters specified in this Section 5 are true and correct in all material respects on and as of the date of the making of each such Loan or Competitive Bid Loan, as the case may be, unless such representation and warranty expressly indicates that it is being made as of any specific date in which case such representation and warranty shall be true and correct in all material respects as of such specified date):

     5.01 CORPORATE STATUS. The Borrower and each of its
Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (ii) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified would have a material adverse effect on the condition (financial or otherwise, determined pursuant to GAAP or SAP), businesses, operations, properties, assets, liabilities or investments of the Borrower and its Subsidiaries taken as a whole.

     5.02 CORPORATE POWER AND AUTHORITY. The Borrower has the corporate power and authority to execute, deliver and carry out the terms and provisions of each of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of its obligations under each of the Credit Documents. The Borrower has duly executed and delivered each such Credit Document and each such Credit Document constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

     5.03 NO VIOLATION. Neither the execution, delivery and performance by the Borrower of the Credit Documents to which it is a party, nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other material instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of the charter or By-Laws of the Borrower or any of its Subsidiaries.

     5.04 LITIGATION. There are no actions, suits or proceedings pending or, to the Borrower's knowledge, threatened, with respect to the Borrower or any of its Subsidiaries (i) that are reasonably likely to have a material adverse effect on the condition (financial or otherwise, determined pursuant to GAAP or SAP), businesses, operations, properties, assets, liabilities or investments of the Borrower and its Subsidiaries taken as a whole or (ii) that could reasonably be expected to have a material adverse effect on the rights or remedies of the Banks or the Agent or on the ability of the Borrower to perform its obligations to them hereunder and under the other Credit Documents.

     5.05 USE OF PROCEEDS. (a) Subject to Section 5.05(b) and (c), all proceeds of the Loans and Competitive Bid Loans shall be utilized to (i) repay the Existing Obligations, (ii) to pay fees and expenses in connection therewith and (iii) for general corporate purposes of the Borrower and its Subsidiaries.

     (b) Neither the making of any Loan or Competitive Bid Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System. At the time of the making of each Loan or Competitive Bid Loan, not more than 25% of the value of the assets of the Borrower, or of the Borrower and its Subsidiaries on a consolidated basis, in each case which are subject to the provisions of Section 7, shall constitute Margin Stock.

     (c) Notwithstanding the foregoing provisions of this Section
5.05, no proceeds of any Loan or any Competitive Bid Loan will be utilized to purchase any capital stock or other ownership interests of a Person in a transaction, or as part of a series of transactions, the result of which is the ownership by the Borrower and/or its Subsidiaries of 5% or more of the capital stock or other ownership interests of such Person unless the Board of Directors (or similar body if such Person is not a corporation) of such Person has approved such transaction prior to any public announcement of the purchase, or the intent to purchase, any such capital stock or ownership interests.

     5.06 GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

     5.07 INVESTMENT COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     5.08 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.09 TRUE AND COMPLETE DISCLOSURE. All factual information
(taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Agent or any Bank (including, without limitation, all such information contained in the Credit Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower in writing to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. There is no fact known to the Borrower which materially and adversely affects the condition (financial or otherwise, determined pursuant to GAAP or SAP), businesses, operations, assets, liabilities, properties or investments of the Borrower and its Subsidiaries, taken as a whole, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Banks for use in connection with the transactions contemplated hereby.

     5.10 FINANCIAL CONDITION; FINANCIAL STATEMENTS. (a) On and as of the Restatement Effective Date and after giving effect to all Indebtedness (including each Loan and Competitive Bid Loan) incurred, and to be incurred, and Liens created and to be created, in connection therewith, (x) the sum of the assets, at a fair valuation, of the Borrower will exceed its debts, (y) the Borrower will not have incurred nor intended to, or believe that it will, incur debts beyond its ability to pay such debts as such debts mature and (z) the Borrower will have sufficient capital with which to conduct its business. For purposes of this Section 5.10(a), "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

     (b) The financial statements delivered to the Banks pursuant to Section 4.01(i) and 5.10(d) present fairly the financial position of the Persons specified therein, at the dates of said statements and the results of operations for the periods covered thereby. All such financial statements have been prepared in accordance with SAP or GAAP, as indicated in Sections 4.01(i) and 5.10(d), consistently applied except to the extent provided in the notes to said financial statements.

     (c) Except as fully disclosed in the financial statements delivered pursuant to Sections 4.01(i) and 5.10(d), there are no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to the Borrower or to the Borrower and its Subsidiaries taken as a whole. The Borrower does not know of any basis for the assertion against it of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Sections 4.01(i) and 5.10(d) which, either individually or in the aggregate, could reasonably be expected to be material to the Borrower or the Borrower and its Subsidiaries taken as a whole.

     (d) There has been no material adverse change in the condition
(financial or otherwise, determined pursuant to GAAP or SAP), businesses, operations, properties, assets or liabilities of the Borrower or of the Borrower and its Subsidiaries taken as a whole from that of the Borrower or of the Borrower and its Subsidiaries taken as a whole as of December 31, 1998.

     5.11 TAX RETURNS AND PAYMENTS. The Borrower and each of its
Subsidiaries has filed all federal income tax returns and all other tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith. The Borrower and each of its Subsidiaries has paid, or has provided adequate reserves (in the good faith judgment of the management of such Person) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof.

     5.12 COMPLIANCE WITH ERISA. Each Plan is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; the aggregate amount of Unfunded Current Liabilities in respect of all Plans does not exceed $1,000,000; no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; neither the Borrower nor any Subsidiary nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or
Section 4971 or 4975 of the Code or has been notified that it will incur any material liability under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted by the PBGC to terminate any Plan; no condition exists which presents a material risk to the Borrower or any Subsidiary or any ERISA Affiliate of incurring a material liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no material lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary or any ERISA Affiliate exists nor has the Borrower, any Subsidiary or any ERISA Affiliate been notified that such a lien will be imposed on the assets of the Borrower, any Subsidiary or any ERISA Affiliate on account of any Plan; and the Borrower and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) (other than such an employee welfare benefit plan which is a "multiemployer plan" within the meaning of Section 414(f) of the Code) which provides benefits to retired employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA) (other than any such employee pension benefit plan which is intended to be qualified under
Section 401(a) of the Code), the obligations with respect to which employee welfare benefit plans or employee pension benefit plans, individually or in the aggregate, would have a material adverse effect upon the condition (financial or otherwise, determined pursuant to GAAP or SAP), businesses, operations, properties, assets, liabilities or investments of the Borrower and its Subsidiaries taken as a whole. With respect to Plans that are multiemployer plans (as defined in Section 3(37) of ERISA) the representations and warranties in this Section 5.12, other than any made with respect to liability under
Section 4201 or 4204 of ERISA, are made to the best knowledge of the Borrower.

     5.13 SUBSIDIARIES. (a) Annex III lists each Subsidiary of the
Borrower (and the direct and indirect ownership interest of the Borrower therein) in each case existing on the Restatement Effective Date. As of the Restatement Effective Date, all such Subsidiaries are Wholly-Owned Subsidiaries of the Borrower.

     (b) There are no restrictions on the Borrower or any of its Insurance Subsidiaries which prohibit or otherwise restrict (x) the ability of any Insurance Subsidiary to (a) pay dividends or make other distributions or pay any Indebtedness owed to the Borrower or any Insurance Subsidiary, (b) make loans or advances to the Borrower or any Insurance Subsidiary, (c) transfer any of its properties or assets to the Borrower or any Insurance Subsidiary or (d) guarantee the Obligations or (y) the ability of the Borrower or any Insurance Subsidiary of the Borrower to create, incur, assume or suffer to exist any Lien upon its property or assets to secure the Obligations, other than prohibitions or restrictions existing under or by reason of (i) this Agreement or the other Credit Documents, (ii) Legal Requirements, (iii) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices, (iv) purchase money obligations for property acquired in the ordinary course of business, so long as such obligations are permitted under this Agreement, (v) any restriction or encumbrance with respect to an Insurance Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the capital stock or assets of such Insurance Subsidiary, so long as such sale or disposition is permitted under this Agreement, and (vi) Liens permitted under Section 7.03 and any documents or instruments governing the terms of any Indebtedness or other obligations secured by any such Liens, PROVIDED, that such prohibitions or restrictions apply only to the assets subject to such Liens.

     5.14 INTELLECTUAL PROPERTY. The Borrower and each of its
Subsidiaries have obtained or are in the process of applying for all material patents, trademarks, servicemarks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their respective businesses as presently conducted and as proposed to be conducted.

     5.15 POLLUTION AND OTHER REGULATIONS. The Borrower and each of its Subsidiaries are in compliance with all laws and regulations relating to pollution and environmental control, equal employment opportunity and employee safety in all domestic and foreign jurisdictions in which the Borrower and each of its Subsidiaries is presently doing business, and the Borrower will comply and cause each of its Subsidiaries to comply with all such laws and regulations which may be imposed in the future in jurisdictions in which the Borrower or such Subsidiary may then be doing business; in each case other than those the non-compliance with which would not have a material adverse effect on the condition (financial or otherwise, determined pursuant to GAAP or SAP), businesses, operations, properties, assets, liabilities or investments of the Borrower and its Subsidiaries taken as a whole or on the ability of the Borrower to perform its obligations under any Credit Document.

     5.16 PROPERTIES. The Borrower and each of its Subsidiaries has good and marketable title to all properties owned by them, free and clear of all Liens, other than as permitted by Section 7.03.

     5.17 LABOR RELATIONS; COLLECTIVE BARGAINING AGREEMENTS. (a)
Set forth on Annex IV is a list and description (including dates of termination) of all collective bargaining or similar agreements between or applicable to the Borrower or any of its Subsidiaries and any union, labor organization or other bargaining agent in respect of the employees of the Borrower and/or any Subsidiary on the Restatement Effective Date.

     (b) Neither the Borrower nor any of its Subsidiaries is
engaged in any unfair labor practice that is reasonably likely to have a material adverse effect on the Borrower or on the Borrower and its Subsidiaries taken as a whole. There is (i) no significant unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is now pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage is pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries and (iii) to the best knowledge of the Borrower, no union representation question exists with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as is not reasonably likely to have a material adverse effect on the condition (financial or otherwise, determined pursuant to GAAP or SAP) businesses, operations,
properties,   assets,  liabilities  or  investments  of  the  Borrower  and  its
Subsidiaries taken as a whole.

     5.18 CAPITALIZATION. On the Restatement Effective Date, the authorized capital stock of the Borrower consists of (i) 90,000,000 shares of common stock, $1.00 par value, of which 70,076,109 were issued and outstanding as of May 19, 1999 and (ii) 2,000,000 shares of preferred stock, $0.01 par value, none of which are issued and outstanding. As of the Restatement Effective Date, all such outstanding shares of the Borrower have been duly and validly issued and are fully paid and nonassessable.

     5.19 INDEBTEDNESS. Annex V sets forth a true and complete list of all Indebtedness (including, without limitation, Contingent Obligations) of the Borrower as of the Restatement Effective Date (other than Indebtedness having an aggregate principal amount not to exceed $5,000,000), in each case showing the aggregate principal amount thereof, the name of the lender in respect thereof and the name of any other entity which has directly or indirectly guaranteed such Indebtedness.

     5.20 COMPLIANCE WITH STATUTES, ETC. The Borrower and each of its Subsidiaries is in compliance in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of their businesses and the ownership of their properties (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls).

     5.21 SPECIAL PURPOSE CORPORATION. The TOPrS Subsidiary was formed for the purpose of, and shall conduct no business other than: (i) issuing the TOPrS, (ii) loaning the proceeds of the TOPrS to the Borrower, (iii) making distributions to the holders of the TOPrS solely from payments received from the Borrower pursuant to the TOPrS Debt and (iv) any other actions necessary to implement the foregoing.

     5.22 YEAR 2000 Any reprogramming determined by the Borrower to be necessary to permit the proper functioning, in and following the year 2000, of (i) the Borrower's and its Subsidiaries' computer systems and (ii) equipment containing embedded microchips (in each case, to the extent that the Borrower intends to continue use or operation of such systems or equipment after December 31, 1999) and the testing of all such systems and equipment, as so reprogrammed, has been completed as of the date of this Agreement, unless the failure to complete such programming or testing would not reasonably be expected to cause a Material Adverse Effect. The cost to the Borrower and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of the year 2000 to the Borrower and its Subsidiaries (including, without limitation, reprogramming errors and, to the best of the Borrower's ability to assess it, the failure of others' systems or equipment) is not reasonably expected to result in an Event of Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue (for the term of this Agreement) to be, sufficient to permit the Borrower to conduct its business without Material Adverse Effect.

     SECTION 6 AFFIRMATIVE COVENANTS. The Borrower hereby covenants and agrees that on the Restatement Effective Date and thereafter, for so long as this Agreement is in effect and until such time as the Total Commitment has terminated, no Notes are outstanding and the Loans and Competitive Bid Loans, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

     6.01 INFORMATION COVENANTS. The Borrower will furnish to each Bank (without exhibits, unless requested by such Bank):

          (a) ANNUAL FINANCIAL STATEMENTS. (i) As soon as available and in any event within 120 days after the close of each fiscal year of the Borrower,
     (x) Borrower's annual report on Form 10-K, as filed with the SEC, together with the opinion of the Borrower's independent certified public accountant thereon which shall not be qualified as to the scope of the audit or as to the status of the Borrower or any of its Subsidiaries as a going concern, and (y) the balance sheet of the Borrower (on a stand alone basis) as at the end of such fiscal year and the related statements of income and of stockholders' equity for such fiscal year, in each case prepared in accordance with GAAP.

          (ii) As soon as available and in any event within 120 days after the close of each fiscal year of the Borrower, the annual combined financial statements of FIC and its Subsidiaries and the annual financial statements of FIC and each Material Insurance Subsidiary on a stand alone basis (in each case prepared in accordance with SAP) for such fiscal year, as filed with the respective Applicable Insurance Regulatory Authority and setting forth comparative figures for the preceding fiscal year, which shall be certified by the Chief Financial Officer or other Authorized Officer of the Borrower stating that such financial statements fairly present the combined financial condition and results of operations of FIC and each respective Subsidiary (including each Material Insurance Subsidiary) in accordance with SAP.

          (iii) As soon as available and in any event within 120 days after the close of each fiscal year of the Borrower, the consolidated and consolidating balance sheet of FGCC and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and of stockholders' equity for such year, setting forth comparative figures for the preceding fiscal year, which shall be certified by the Chief Financial Officer or other Authorized Officer of the Borrower stating that, in the case of such consolidated financial statements, such financial statements fairly present the consolidated financial condition and results of operations of FGCC and its Subsidiaries in accordance with GAAP.

          (iv) At the request of any Bank, which request cannot be made prior to the date which is 120 days after the close of any fiscal year of the Borrower, a written favorable opinion, in form and substance satisfactory to the Agent, by either the firm of independent certified public accountants providing the opinion referred to in Section 6.01(a)(i) in respect of such fiscal year or an independent actuarial consulting firm reasonably satisfactory to the Agent, which firm shall be provided access to or copies of all reserve analyses and valuations relating to the insurance business of each Insurance Subsidiary in the possession of or available to the Borrower or its Subsidiaries stating that the loss reserves of the Insurance Subsidiaries as of the last day of such fiscal year (A) make a reasonable provision in the aggregate for all unpaid losses and loss adjustment expenses, gross and net as to reinsurance ceded, under the terms of the Insurance Subsidiaries' policies, (B) are computed in a manner that conforms to the appropriate Standards of Practice of the Actuarial Standards Board, (C) are computed on the basis of similar general methods as used as of the last day of the preceding fiscal year and (D) meet the relevant requirements of the insurance laws of the jurisdictions where the Insurance Subsidiaries are domiciled.

          (b) QUARTERLY FINANCIAL STATEMENTS. (i) As soon as available and in any event within 60 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, (x) the Borrower's quarterly report on Form 10-Q, as filed with the SEC, and (y) the balance sheet of the Borrower (on a stand alone basis) as at the end of such fiscal quarter and the related statements of income and of stockholders' equity for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period; in each case setting forth comparative figures for the related periods in the prior fiscal year (prepared in accordance with GAAP), and all of which shall be certified by the Chief Financial Officer or other Authorized Officer of the Borrower, subject to changes resulting from normal year-end audit adjustments.

          (ii) As soon as available and in any event within 60 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, quarterly financial statements of each Material Insurance Subsidiary (prepared in accordance with SAP) for such fiscal period, which shall be certified by the Chief Financial Officer or other Authorized Officer of the Borrower stating that such financial statements fairly present the financial condition and results of operations of each such Material Insurance Subsidiary in accordance with SAP.

          (iii) As soon as available and in any event within 60 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, the consolidated balance sheet of FGCC and its Subsidiaries as at the end of such quarterly period and the related consolidated statements of income and of stockholders' equity for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period; in each case setting forth comparative figures for the related periods in the prior fiscal year (prepared in accordance with GAAP), and all of which shall be certified by the Chief Financial Officer or other Authorized Officer of the Borrower, subject to changes resulting from normal year-end audit adjustments.

          (c) OFFICER'S CERTIFICATES. At the time of the delivery of the financial statements provided for in Sections 6.01(a) and (b), a certificate of the Chief Financial Officer or other Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 6.11, 7.02(d), 7.05(a), (b), (c) and (e) and 7.10 through 7.15 as at the end of such fiscal year or quarter, as the case may be.

          (d) NOTICE OF DEFAULT OR LITIGATION. Promptly, and in any event within three Business Days after a senior officer of the Borrower obtains knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto and (y) any litigation or governmental or regulatory proceeding pending against the Borrower or any of its Subsidiaries which is likely to have a material adverse effect on the condition (financial or otherwise, determined pursuant to GAAP or SAP), businesses, operations, properties, assets, liabilities or investments of the Borrower and its Subsidiaries taken as a whole or the ability of the Borrower to perform its obligations hereunder or under any other Credit Document.

          (e) AUDITORS' REPORTS. At the request of any Bank, a copy of each other report or "management letter" submitted to the Borrower or any of its Subsidiaries by their independent accountants or independent actuaries in connection with any annual, interim or special audit made by them of the books of the Borrower or any of its Subsidiaries (it being understood and agreed that if the Borrower receives any such report or "management letter" that relates to the Borrower and its Subsidiaries on a consolidated basis, the delivery of such report or letter will satisfy the provisions of this clause (e)).

          (f) LOSS RESERVE REPORT. As promptly as reasonably practicable following a request therefor by the Agent or the Required Banks, a report prepared by an independent accounting or actuarial consulting firm of recognized professional standing selected by the Agent or the Required Banks reviewing the adequacy of loss reserves of the Insurance Subsidiaries (on an aggregate basis), which firm shall be provided access to or copies of all reserve analyses and valuations relating to the insurance business of each such Insurance Subsidiary in the possession of or available to the Borrower or its Subsidiaries; PROVIDED that (x) no more than one request may be made pursuant to this clause (f) during any 20-month period, and (y) the cost of such review and report shall be for the account of the Banks (PRO RATA according to their respective Commitments).

          (g) OTHER REGULATORY STATEMENTS AND REPORTS. Promptly (A) after receipt thereof, written notice of any assertion by any Applicable Insurance Regulatory Authority or any governmental agency or agencies substituted therefor, as to a violation of any Legal Requirement by any Regulated Insurance Company which is likely to have a material adverse effect on the condition (financial or otherwise, determined pursuant to GAAP or SAP), businesses, operations, properties, assets, liabilities or investments of the Borrower and its Subsidiaries taken as a whole or the ability of the Borrower to perform its obligations hereunder or under any other Credit Document, (B) and in any event within three Business Days after receipt thereof, copies of any notice of actual suspension, termination or revocation of any license of any Regulated Insurance Company by any

     Applicable Insurance Regulatory Authority (other than any termination voluntarily effected by such Regulated Insurance Company), including any request by an Applicable Insurance Regulatory Authority which commits a Regulated Insurance Company to take or refrain from taking any action or which otherwise affects the authority of such Regulated Insurance Company to conduct its business, and (C) and in any event within three Business Days after the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of any actual changes in the insurance laws enacted in any state in which any Regulated Insurance Company is domiciled which, in the case of the foregoing clause (B) or (C), could (in the reasonable judgment of the Borrower) have a material adverse effect on the condition (financial or otherwise, determined pursuant to GAAP or SAP), businesses, operations, properties, assets, liabilities or investments of the Borrower and its Subsidiaries taken as a whole or on the ability of the Borrower to perform its obligations under any Credit Document.

          (h) CREDIT RATING CHANGES. Promptly, and in any event within three Business Days after a senior officer of the Borrower obtains knowledge thereof, notice of any change in the credit rating assigned by Moody's or S&P to any long-term debt of the Borrower (including without limitation any change in the Moody's Credit Rating or the S&P Credit Rating).

          (i) OTHER INFORMATION. Promptly upon transmission thereof, copies of any filings and registrations with, and reports to, the SEC by the Borrower or any of its Subsidiaries (other than any registration statement on Form S-8) and copies of all financial statements, proxy statements, notices and reports as the Borrower or any of its Subsidiaries shall send to the holders (other than the Borrower and its Subsidiaries) of their capital stock in their capacity as such holders (in each case to the extent not theretofore delivered to the Banks pursuant to this Agreement) and, with reasonable promptness, such other information or documents (financial or otherwise) as the Agent or any Bank may reasonably request from time to time.

     6.02 BOOKS, RECORDS AND INSPECTIONS. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity in all material respects with GAAP or SAP, as the case may be, and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Agent or any Bank to visit and inspect, during regular business hours and under guidance of officers of the Borrower or such Subsidiary, any of the properties or assets of the Borrower and any of its Subsidiaries in whomsoever's possession (but only to the extent the Borrower or such Subsidiary has the right to do so to the extent in the possession of another Person), and to examine the books of account of the Borrower and any of its Subsidiaries and discuss the affairs, finances and accounts of the Borrower and of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants and independent actuaries, if any, all at such reasonable times and intervals and to such reasonable extent as the Agent or such Bank may request; PROVIDED, that so long as no Event of Default has occurred and is continuing, such inspections shall not be made more frequently than semiannually.

     6.03 INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice.

     6.04 PAYMENT OF TAXES. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims (other than claims relating to the adjustment or settling, in the ordinary course of business, of claims in respect of insurance policies or reinsurance contracts) which, if unpaid, might become a Lien or charge upon any properties of the Borrower or any of its Subsidiaries; PROVIDED that neither the Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP or SAP, as the case may be.

     6.05 CORPORATE FRANCHISES. The Borrower will do, and will cause each Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence, rights and authority, PROVIDED that any transaction permitted by Section 7.02 will not constitute a breach of this Section 6.05.

     6.06 COMPLIANCE WITH STATUTES, ETC. The Borrower will, and will cause each Subsidiary to, comply in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls).

     6.07 ERISA. As soon as possible and, in any event, within 10 days after the Borrower or any Subsidiary knows or has reason to know any of the following (and with regard to Plans with respect to which an ERISA Affiliate contributes pursuant to collective bargaining requirements or maintains, the Borrower shall use its best efforts to obtain information therefrom regarding any of the following), the Borrower will deliver to each of the Banks a certificate of the Chief Financial Officer or other Authorized Officer of the Borrower setting forth details as to such occurrence and such action, if any, which the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan
participant (other than notices relating to an individual participant's benefits) or the plan administrator with respect thereto: that a Reportable Event has occurred, that an accumulated funding deficiency has been incurred or an application has been or could reasonably be expected to be made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan, that a Plan which has an Unfunded Current Liability has been or could reasonably be expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code, that proceedings have been or could reasonably be expected to be instituted to terminate a Plan which has an Unfunded Current Liability, that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan, or that the Borrower, any Subsidiary or any ERISA Affiliate will or could reasonably be expected to incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA. Upon request of a Bank, the Borrower will deliver to such Bank a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of any notices received by the Borrower or any Subsidiary required to be delivered to the Banks hereunder shall be delivered to the Banks no later than 10 days after the later of the date such notice has been filed with the Internal Revenue Service or the PBGC, given to Plan participants (other than notices relating to an individual participant's benefits) or received by the Borrower or such Subsidiary.

     6.08 PERFORMANCE OF OBLIGATIONS. The Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, deed of trust, indenture, loan agreement, security agreement, other debt instrument and each other material agreement, contract or instrument by which it is bound or to which it is a party, except such non-performance as could not individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise, determined in accordance with GAAP or SAP), businesses, operations, properties, assets, liabilities or investments of the Borrower and its Subsidiaries taken as a whole.

     6.09 GOOD REPAIR. The Borrower will, and will cause each of its Subsidiaries to, to the extent and in the manner customary for companies in similar businesses, ensure that its material properties and equipment used or useful in its business in whomsoever's possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto.

     6.10 END OF FISCAL YEARS; FISCAL QUARTERS. The Borrower will, for financial reporting purposes, cause (i) each of its, and each of its material Subsidiaries' fiscal years to end on December 31 of each year and (ii) each of its, and each of its material Subsidiaries', fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

     6.11 NAIC TESTS. The Borrower shall cause FIC and its Subsidiaries to maintain risk-based capital ratios that are above the minimum levels required by the NAIC Tests below which FIC or such Subsidiary may be required to take action of any kind as a result of such ratios (including communication with regulatory authorities required as a result of the failure to maintain such minimum ratio levels, etc.).

     SECTION 7. NEGATIVE COVENANTS. The Borrower hereby covenants and agrees that on the Restatement Effective Date and thereafter, for so long as this Agreement is in effect and until such time as the Total Commitment has terminated, no Notes are outstanding and the Loans and Competitive Bid Loans, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

     7.01 CHANGES IN BUSINESS. The Borrower will not, and will not permit any of its Subsidiaries to, make equity investments to acquire ownership or control of businesses in an aggregate amount exceeding $50,000,000 at any time outstanding, other than property and casualty insurance and financial services businesses (and businesses incidental or reasonably related thereto). Notwithstanding the preceding sentence, no Insurance Subsidiary shall engage in any business other than the ownership and management of property and casualty insurance operations, workers compensation insurance operations and businesses reasonably related or incidental thereto; no Financial Services Non-Thrift Subsidiary shall engage in any business other than the ownership and management of financial services operations and businesses reasonably related or incidental thereto; and no Thrift Subsidiary shall engage in any business other than the ownership and management of thrift operations and businesses reasonably related or incidental thereto.

     7.02 CONSOLIDATION, MERGER, SALE OR PURCHASE OF ASSETS, ETC.
The Borrower will not, and will not permit any Subsidiary to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (in one transaction or a series of related transactions) all or any substantial part of its property or assets, (but excluding any sale or disposition of property or assets in the ordinary course of business), or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all or any part of the property or assets of any Person (excluding any purchases, leases or other acquisitions of property or assets in, and for use in, the ordinary course of business, other than Capital Expenditures, except to the extent permitted by clause (d) below, and Investments, except to the extent permitted by clause (e) below) or agree to do any of the foregoing at any future time, except that the following shall be permitted:

          (a) So long as no Default or Event of Default exists or would exist immediately after giving effect thereto, the merger or consolidation of any Wholly-Owned Subsidiary of the Borrower with or into another Wholly-Owned Subsidiary of the Borrower, PROVIDED that no Insurance Subsidiary may merge or consolidate with any Financial Services Subsidiary;

          (b) Any Subsidiary (other than FCIG) not engaged to any significant extent in any business other than acting as a holding company for other Subsidiaries of the Borrower may be liquidated, wound up, dissolved, or merged with its direct parent (if other than the Borrower) or direct Subsidiary;

          (c) The Borrower and its Subsidiaries may acquire new businesses or operations (including without limitation by acquiring new Subsidiaries) (each, a "Permitted Acquisition"), PROVIDED that (i) no Default or Event of Default exists or would exist immediately after giving effect thereto, (ii) the value of the assets of such acquired entity shall not exceed 40% of the value of the assets of the Borrower and its Subsidiaries on a consolidated basis as of the last day of the most recently ended fiscal quarter as determined on the date on which any one or more of the Borrower or its Subsidiaries enters into a binding agreement to effect such Permitted Acquisition and (iii) to the extent that the consideration paid by the Borrower in respect of any such acquisition is other than all capital stock of the Borrower (including without limitation cash and/or assumption of

     Indebtedness), the aggregate amount of such consideration paid by the Borrower and its Subsidiaries in respect thereof, shall not exceed 40% of the Consolidated Net Worth of the Borrower as of the last day of the most recently recorded fiscal quarter as determined on the date on which any one or more of the Borrower and its Subsidiaries enters into a binding agreement to effect such Permitted Acquisition;

          (d) The Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate amount thereof made in any fiscal year does not exceed $40,000,000, provided that if Capital Expenditures made by the Borrower and its Subsidiaries in any fiscal year are less than $40,000,000, then in the immediately succeeding fiscal year the Borrower and its Subsidiaries may make Capital Expenditures in an amount up to the sum of
     (i) $40,000,000 plus (ii) the lesser of (x) the unutilized amount from the immediately preceding fiscal year and (y) $7,500,000;

          (e) The Borrower and its Subsidiaries may acquire and dispose of Investments so long as the Borrower is in compliance with Section 7.05 before and after giving effect thereto;

          (f) The Securitization Subsidiaries may (i) convey and transfer, or, as the case may be, purchase and acquire, the interests contemplated by the securitization transactions to which they respectively are or may after the date hereof become parties and (ii) purchase or sell participating interests, whether evidenced by certificates, debt instruments, or otherwise, in the securitization transactions to which they respectively are or may after the date hereof become parties;

          (g) FIL and its Subsidiaries may (i) convey and transfer, or, as the case may be, purchase and acquire, the interests contemplated by the securitization transactions to which they respectively are or may after the date hereof become parties and (ii) purchase or sell participating interests, whether evidenced by certificates, debt instruments, or otherwise, in the securitization transactions to which they respectively are or may after the date hereof become parties; and

          (h) Any Subsidiary of FIL or any Subsidiary of a Securitization Subsidiary may be liquidated, wound up or dissolved following the termination of the securitization transactions to which they are respectively parties.

          7.03 LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible (including, without limitation, the capital stock of any of the Borrower's Subsidiaries)) of the Borrower or any such Subsidiary whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to the Borrower or any of its Subsidiaries) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except:

          (a) Liens for taxes not yet due or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP or SAP, as the case may be;

          (b) Liens in respect of property or assets of any of the Borrower's Subsidiaries imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

          (c) Liens created pursuant to Section 3.02(c) of this Agreement;

          (d) Liens in existence on the Restatement Effective Date which are listed, and the property subject thereto on the Restatement Effective Date described, in Annex VI, without giving effect to any extensions or renewals thereof (except for extensions or renewals related to extensions, renewals or refinancings of Indebtedness permitted under Section 7.04(c));

          (e)  Liens  arising  from   judgments,   decrees  or   attachments  in
     circumstances not constituting an Event of Default under Section 8.07;

          (f) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

          (g) Leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries and any interest or title of a lessor under any lease not in violation of this Agreement;

          (h) Easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (i) Liens arising from UCC financing statements regarding leases or other precautionary UCC filings in respect of transactions not giving rise to Indebtedness, and in each case not in violation of this Agreement;

          (j) Liens incurred in the ordinary course of business by the Borrower or any Regulated Insurance Company on securities to secure repurchase and reverse repurchase obligations in respect of such securities;



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


          (k) Liens constituting pledges or deposits of cash or securities made by any Regulated Insurance Company as a condition to obtaining or maintaining any licenses issued to it by any Applicable Insurance Regulatory Authority;

          (l) Liens arising pursuant to purchase money mortgages securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of assets acquired after the Restatement Effective Date, PROVIDED that (i) any such Liens attach only to the assets so purchased, attachments thereto and proceeds thereof, (ii) the principal amount of the Indebtedness secured by any such Lien does not exceed 100%, nor is less than 70%, of the lesser of the fair market value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (iii) the aggregate outstanding principal amount of Indebtedness secured by Liens permitted by this clause (l) shall not exceed 5.0% of Consolidated Net Worth at any time;

          (m) Liens on property or assets acquired pursuant to Section 7.02(c) after the Restatement Effective Date, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to Section 7.02(c), PROVIDED that (i) any Indebtedness that is secured by such Liens is otherwise permitted to be incurred under
     Section 7.04, and (ii) such Liens are not incurred in contemplation of such acquisition and do not attach to any other asset of the Borrower or any of its Subsidiaries;

          (n) Liens which constitute rights of set-off of a customary nature or bankers' liens on amounts on deposit, whether arising by contract or by operation of law, in connection with arrangements entered into with depository institutions in the ordinary course of business;

          (o) Liens encumbering customary initial deposits and margin deposits, and similar Liens attaching to commodity trading accounts or other brokerage accounts and the funds or investments on deposit therein, incurred in the ordinary course of business, securing Indebtedness under Interest Rate Protection Agreements or Other Hedging Agreements or in respect of repurchase obligations permitted by Section 7.04(f);

          (p) Liens constituting extensions, renewals or replacements of any Lien referred to in clause (l) or (m) above, PROVIDED that the principal amount of the Indebtedness secured thereby is not increased and that any such extension, renewal or replacement Lien attaches only to the property originally encumbered thereby;

          (q) Liens on assets of the Thrift Subsidiaries securing Indebtedness owing by such Thrift Subsidiaries to the Federal Home Loan Bank or other similar government sponsored entities;

          (r) Liens on assets of the Securitization Subsidiaries;

          (s) Liens on assets of FIL and its Subsidiaries created pursuant to securitization transactions permitted under Section 7.02(g);



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


          (t) Liens in favor of the trustee for the holders of the TOPrS to secure its fees and expenses;

          (u) Liens on unallocated capital stock of the Borrower securing any ESOP Loan;

          (v) FIC and other Insurance Subsidiaries may enter into reinsurance transactions in the ordinary course of business; and

          (w) Liens on loan receivables and collateral therefor to secure Indebtedness permitted under Section 7.04(p).

          7.04 INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

          (b) Permitted Subordinated Debt;

          (c) Indebtedness (including, without limitation, Contingent Obligations) in existence on the Restatement Effective Date which is listed on Annex V and any subsequent extension, renewal or refinancing thereof, so long as the principal amount of such Indebtedness is not increased as a result of such extension, renewal or refinancing;

          (d) Indebtedness of the Borrower incurred after the Restatement Effective Date constituting guaranties of Indebtedness of the Financial Services Non-Thrift Subsidiaries;

          (e) Permitted Acquisition Debt of any Insurance Subsidiary;

          (f) Repurchase or reverse repurchase obligations of the Borrower or any Insurance Subsidiary incurred in the ordinary course of business for short term liquidity management purposes;

          (g) Additional Indebtedness of Insurance Subsidiaries consisting of reimbursement obligations in respect of letters of credit, or other Contingent Obligations, so long as the aggregate outstanding principal amount of Indebtedness incurred under this clause (g) does not exceed $20,000,000 at any time;

          (h) Indebtedness of Insurance Subsidiaries that is not otherwise permitted under this Section 7.04 not to exceed 5% of FIC Combined Surplus at any time;

          (i) Indebtedness of (x) the Financial Services Non-Thrift Subsidiaries, PROVIDED, that the proceeds of such Indebtedness (other than the proceeds of securitization transactions entered into by Securitization Subsidiaries) are used to fund the operations of, and acquisitions by, such Financial Services Non-Thrift Subsidiaries and no part of such proceeds are advanced, loaned or distributed to the Borrower or any of its other Subsidiaries (other than other Financial Services Non-Thrift Subsidiaries), and (y) the Thrift Subsidiaries, PROVIDED, that the proceeds of such Indebtedness are used to fund the operations of, and acquisitions by, such Thrift Subsidiaries and no part of such proceeds are advanced, loaned or distributed to the Borrower or any of its other Subsidiaries (other than other Thrift Subsidiaries);

          (j) Indebtedness owing to brokers in respect of accounts maintained with such brokers, including margin deposits, incurred in the ordinary course of business;

          (k) Indebtedness consisting of Interest Rate Protection Agreements or Other Hedging Agreements entered into by the Borrower or any of its Subsidiaries in the ordinary course of business, so long as such Agreements are entered into in respect of the assets or obligations of the Borrower or such Subsidiary for bona fide hedging purposes and not for purposes of speculation;

          (l) (i) Indebtedness of the Borrower owing to any Subsidiary, (ii) Indebtedness of any Subsidiary owing to the Borrower, (iii) Indebtedness of any Insurance Subsidiary owing to any other Insurance Subsidiary, (iv) Indebtedness of any Financial Services Non-Thrift Subsidiary owing to any other Financial Services Non-Thrift Subsidiaries, (v) Indebtedness of any Thrift Subsidiary owing to any other Thrift Subsidiary, (vi) Indebtedness of FGCC to any other Financial Services Subsidiary and (vii) Indebtedness of any Financial Services Subsidiary to FGCC;

          (m) any guaranty by an Insurance Subsidiary of the obligations of another Insurance Subsidiary, or by a Financial Services Non-Thrift
     Subsidiary of the obligations of another Financial Services Non-Thrift Subsidiary, or by a Thrift Subsidiary of the obligations of another Thrift Subsidiary, or by FGCC of the obligations of another Financial Services Subsidiary;

          (n) purchase money debt not exceeding 5% of Consolidated Net Worth at any time;

          (o) any guaranty by the Borrower of any ESOP Loan;

          (p)   Indebtedness  of  any  Financial   Services   Subsidiary   under
     warehousing lines of credit (or similar credit facilities) established as part of a loan securitization program; and

          (q) additional unsecured Indebtedness of the Borrower, so long as (i) at the time of the incurrence of any such Indebtedness no Default or Event of Default exists or would result from the incurrence thereof, (ii) at the time of the incurrence of any such Indebtedness, the Borrower will be in compliance with Sections 7.12 and 7.14 determined on a PRO FORMA basis as if such Indebtedness were outstanding and (iii) no such Indebtedness shall mature, or be subject to any mandatory prepayment, redemption, put or similar requirement prior to the Final Maturity Date.

     7.05 INVESTMENTS. (a) The Borrower will not permit any Insurance Subsidiary to purchase or otherwise acquire any Non-Investment Grade Security if at such time, or immediately after giving effect thereto, the fair market value (determined on a consolidated basis) of all Investments of the Insurance Subsidiaries (other than Investments in the Insurance Subsidiaries) in
Non-Investment Grade Securities would exceed 10% of the fair market value (determined on a consolidated basis) of all Investments of the Insurance Subsidiaries (other than Investments in Insurance Subsidiaries).

     (b) The Borrower will not permit the fair market value (determined on a consolidated basis) of all real property (including real property leasehold interests) and mortgage loans (excluding mortgage-backed securities) held by the Insurance Subsidiaries to exceed 5% of the fair market value (determined on a consolidated basis) of all Investments of the Insurance Subsidiaries (other than Investments in Insurance Subsidiaries).

     (c) The Borrower will not permit the fair market value of all real property (including real property leasehold interests) and mortgage loans (excluding mortgage-backed securities) held by the Borrower to exceed 5% of Consolidated Net Worth at any time.

     (d) The Borrower will not, and will not permit FIC and its Subsidiaries to, materially alter their respective investment strategies from those in effect on the Restatement Effective Date, unless pursuant to Legal Requirements.

     (e) The Borrower will not permit any Insurance Subsidiary to make or permit to remain outstanding any Investment in the Borrower or any of its Subsidiaries or Affiliates (other than another Insurance Subsidiary) if the aggregate book value of all such Investments shall at any time exceed 25% of FIC Combined Surplus at such time.

     7.06 PREPAYMENTS AND MODIFICATIONS OF PERMITTED SUBORDINATED DEBT. The Borrower will not, and will not permit any of its Subsidiaries to:

          (a) make (or give any notice in respect thereof) any voluntary or optional payment or prepayment or redemption or repurchase (including by virtue of the exercise of any put right) or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due), or exchange of, after its issuance, any Permitted Subordinated Debt; or

          (b) amend or modify (or permit the amendment or modification of) any of the terms or provisions of, after its issuance, any Permitted Subordinated Debt, except for amendments or modifications the sole effect of which is to reduce the interest rate, extend the maturity, waive covenant compliance or reduce covenant requirements.

     7.07 RESTRICTIONS ON SUBSIDIARY PAYMENTS. The Borrower will not, and will not permit any of its Insurance Subsidiaries to, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or otherwise restricts (x) the ability of any Insurance Subsidiary to (a) pay dividends or make other distributions or pay any Indebtedness owed to the

Borrower or any Insurance Subsidiary, (b) make loans or advances to the Borrower or any Insurance Subsidiary, (c) transfer any of its properties or assets to the Borrower or any Insurance Subsidiary or (d) guarantee the Obligations or (y) the ability of the Borrower or any Insurance Subsidiary of the Borrower to create, incur, assume or suffer to exist any Lien upon its property or assets to secure the Obligations, other than prohibitions or restrictions existing under or by reason of (i) this Agreement or the other Credit Documents, (ii) Legal
Requirements, (iii) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices, (iv) purchase money obligations for property acquired in the ordinary course of business, so long as such obligations are permitted under this Agreement, (v) any restriction or encumbrance with respect to an Insurance Subsidiary of the Borrower imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the capital stock or assets of such Insurance Subsidiary, so long as such sale or disposition is permitted under this Agreement, and (vi) Liens permitted under Section 7.03 and any documents or instruments governing the terms of any Indebtedness or other obligations secured by any such Liens, PROVIDED, that such prohibitions or restrictions apply only to the assets subject to such Liens.

     7.08 TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction or series of transactions with any Affiliate (other than the Borrower or a Subsidiary of the Borrower), other than on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate. In addition, in transactions in which the Borrower purchases or participates in loans made by a Financial Services Subsidiary, the Borrower and such Financial Services Subsidiary will not use selection criteria for determining the particular loans that will be purchased or participated in by the Borrower that are adverse to the Borrower.

     7.09 ISSUANCE OF STOCK. The Borrower will not issue any shares of preferred stock, preference stock or redeemable common stock, other than Qualified Preferred Stock and Non-Qualified Preferred Stock. The Borrower shall not permit any of its Insurance Subsidiaries to issue any shares of common stock, preferred stock, preference stock or redeemable common stock or any options or warrants to purchase, or securities convertible into, any such stock, except for common stock issued to the Borrower or Wholly-Owned Subsidiaries of the Borrower.

     7.10 LIABILITIES TO POLICYHOLDER SURPLUS RATIO. The Borrower shall not permit the Liabilities to Policyholder Surplus Ratio of all Subsidiaries of FCIG which are Regulated Insurance Companies (determined on a combined basis) at any time to exceed 6.0 to 1.0.

     7.11 NET PREMIUMS  WRITTEN RATIO. The Borrower will not permit the ratio of
(i) Net Premiums Written of all Subsidiaries of FCIG which are Regulated Insurance Companies (determined on a combined basis) for any fiscal year to (ii) Policyholder Surplus of all Subsidiaries of FCIG which are Regulated Insurance Companies (determined on a combined basis) on the last day of such fiscal year to exceed 3.0:1.0.

     7.12 LEVERAGE RATIO. The Borrower will not permit the ratio of (i) Total Indebtedness to (ii) Total Capitalization at any time to exceed 0.45 to 1.0.


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

     7.13  MINIMUM   CONSOLIDATED  NET  WORTH.  The  Borrower  will  not  permit
Consolidated Net Worth at any time to be less than $675,000,000.

     7.14 INTEREST COVERAGE RATIO. The Borrower will not permit the ratio of (i) Consolidated EBIT to (ii) Consolidated Interest Expense for any period of four consecutive fiscal quarters of the Borrower (taken as one accounting period) to be less than 3.0 to 1.0.

     7.15 FIC COMBINED SURPLUS. The Borrower will not permit FIC Combined Surplus at any time to be less than $450,000,000.

     7.16 INSURED DEPOSITORY SUBSIDIARIES. (a) The Borrower will not permit any Insured Depository Subsidiary to be or become "undercapitalized", "significantly undercapitalized" or "critically undercapitalized" for purposes of 12 U.S.C. ss. 1831o, as amended, restated or redesignated from time to time.

     (b) The Borrower shall not, nor shall it permit any Subsidiary (including, without limitation, any Insured Depository Subsidiary) to, submit a "capital restoration plan" or enter into a "capital management agreement" under 12 U.S.C. ss. 1831o(b)(2)(C), as amended, restated or redesignated from time to time, with respect to any Insured Depository Subsidiary.

     SECTION 8 EVENTS OF DEFAULT. Upon the occurrence of any of the following specified events (each an "Event of Default"):

     8.01 PAYMENTS. The Borrower shall (i) default in the payment when due of any principal of the Loans or Competitive Bid Loans or (ii) default, and such default shall continue for two or more days, in the payment when due of any interest on the Loans or Competitive Bid Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

     8.02 REPRESENTATIONS, ETC. Any representation, warranty or statement made or deemed made by the Borrower or any of its Subsidiaries herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to have been untrue in any material respect on the date as of which made or deemed made; or

     8.03 COVENANTS. The Borrower shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 6.10,
6.11 or 7, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Sections 8.01, 8.02 or clause (a) of this Section 8.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 consecutive days; or

     8.04 DEFAULT UNDER OTHER AGREEMENTS. (a) The Borrower or any of its Subsidiaries shall (i) default in any payment with respect to Indebtedness (other than the Loans and Competitive Bid Loans) in excess of $20,000,000 (or its equivalent in any other currency) individually or in the aggregate, for the Borrower and its Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or (b) any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

     8.05 BANKRUPTCY, ETC. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect and applicable, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries and, with respect to any such case commenced under the Bankruptcy Code, the petition is not controverted within 10 days, or is not dismissed within 60 consecutive days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries; or the Borrower or any of its Subsidiaries commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a "conservator") of itself or all or any substantial portion of its property, whether or not confidential) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries; or any such proceeding is commenced against (a) any Regulated Insurance Company which is engaged in the business of underwriting insurance and/or reinsurance in the United States, whether or not such proceeding is consented to by such Person, or (b) the Borrower or any of its Subsidiaries (other than any Regulated Insurance Company described in the immediately preceding clause (a)), whether or not such proceeding is consented to by such Person but only to the extent that such proceeding remains undismissed for a period of 60 consecutive days; or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or (a) any Regulated Insurance Company which is engaged in the business of underwriting insurance and/or reinsurance in the United States suffers any appointment of any conservator or the like for it or any substantial part of its property, or (b) the Borrower or any of its Subsidiaries (other than any Regulated Insurance Company described in the immediately preceding clause (a)) suffers any appointment of any conservator or the like for it or substantially all of its property which continues undischarged or unstayed for a period of 60 consecutive days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any formal corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

     8.06 ERISA. (a) Any Plan shall fail to maintain the minimum funding standard required by Section 412 of the Code for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or shall provide security to induce the issuance of such waiver or extension, (b) any Plan is or shall have been terminated or the subject of termination proceedings under ERISA or an event has occurred entitling the PBGC to terminate a Plan under Section 4042(a) of ERISA, (c) any Plan shall have an Unfunded Current Liability or (d) the Borrower or a Subsidiary or any ERISA Affiliate has incurred or is likely to incur a material liability to or on account of a termination of or a withdrawal from a Plan under Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA; and there shall result from any such event or events described in the preceding clauses of this Section 8.06 the imposition of a lien upon the assets of the Borrower or any Subsidiary or any ERISA Affiliate, the granting of a security interest, or a liability or a material risk of incurring a liability to the PBGC or a Plan or a trustee appointed under ERISA or a penalty under Section 4971 or 4975 of the Code or Section 409, 502(i) or 502(l) of ERISA, any of which, individually or in the aggregate, would have a material adverse effect upon the condition (financial or otherwise, determined pursuant to GAAP or SAP), businesses, operations, properties, assets, liabilities, investments or prospects of the Borrower and its Subsidiaries taken as a whole; or

     8.07 JUDGMENTS. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving a liability of $20,000,000 or more in the aggregate for all such judgments and decrees for the Borrower and its Subsidiaries and any such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

     8.08 OWNERSHIP. There shall occur a Change of Control;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent shall, upon the written request of the Required Banks, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Agent or any Bank to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement (PROVIDED that if an Event of Default specified in Section 8.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice):
(i) declare the Total Commitment (or the unutilized portion thereof) terminated, whereupon the Commitment (or the unutilized portion thereof, as the case may be) of each Bank shall forthwith terminate immediately; and/or (ii) declare the principal of and any accrued interest in respect of all Loans and Competitive Bid Loans and all Obligations owing hereunder and under the other Credit Documents to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

     SECTION 9. DEFINITIONS. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

     "Absolute Rate" shall mean an interest rate (rounded to the nearest .0001) expressed as a decimal.

     "Absolute Rate Borrowing" shall mean a Competitive Bid Borrowing with respect to which the Borrower has requested that the Banks offer to make Competitive Bid Loans at Absolute Rates.

     "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

     "Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Agent appointed pursuant to
Section 10.09.

     "Aggregate Loan Outstandings" shall have the meaning provided in Section 3.02(a).

     "Agreement" shall mean this Amended and Restated Credit Agreement, as the same may be from time to time modified, amended and/or supplemented.

     "Applicable Eurodollar Margin" shall mean, for any day, the rate per annum set forth below opposite the Applicable Rating Period then in effect:

               Applicable Rating               Applicable Eurodollar
                    Period                            Margin
               -----------------               ----------------------

               Category A Period                        0.4250%
               Category B Period                        0.5250%
               Category C Period                        0.6250%
               Category D Period                        1.0000%


     "Applicable   Facility  Fee  Percentage"  shall  mean,  for  any  day,  the percentage set forth below opposite the Applicable Rating Period then in effect:

               Applicable Rating                 Applicable Facility
                    Period                          Fee Percentage
               -----------------                 -------------------

               Category A Period                        0.2000%
               Category B Period                        0.2250%
               Category C Period                        0.2500%
               Category D Period                        0.3750%


     "Applicable Insurance Regulatory Authority" shall mean, when used with respect to any Regulated Insurance Company, the insurance department or similar administrative authority or agency located in (x) each state or other jurisdiction in which such Regulated Insurance Company is domiciled or (y) to the extent asserting regulatory jurisdiction over such Regulated Insurance Company, the insurance department, authority or agency in each state or other jurisdiction in which such Regulated Insurance Company is licensed, and shall include any Federal insurance regulatory department, authority or agency that may be created and that asserts regulatory jurisdiction over such Regulated Insurance Company.

     "Applicable Rating Period" shall mean, subject to the terms and conditions set forth below in this definition, the period set forth below then in effect:

Applicable Rating
     Period                               Criteria
-----------------                         --------
Category A Period        The S&P Credit Rating is BBB+ or above AND the Moody's
                         Credit Rating is Baa1 or above

Category B Period        The S&P Credit Rating is BBB+ or above AND the Moody's
                         Credit Rating is Baa2 or above, but no Category A period is in effect at such time.

Category C Period        The S&P Credit Rating is BBB- or above AND the Moody's
                         Credit Rating is Baa3 or above, but no Category A or B period is in effect at such time.

Category D Period        The S&P Credit Rating is below BBB- OR the Moody's
                         Credit Rating is below Baa3.


If (a) only one of a Moody's Credit Rating and an S&P Credit Rating exists at any time (the Rating Agency which has assigned a Credit Rating is hereinafter referred to as the "Assigning Rating Agency" and the Rating Agency which has no assigned Credit Rating is hereinafter referred to as the "Non-Assigning Rating Agency") and (b) the Non-Assigning Rating Agency either (i) states an implied rating for the Borrower's senior long-term debt and/or (ii) assigns a Credit Rating to the TOPrS, then the Applicable Rating Period shall be determined as set forth above based on the Credit Rating of the Assigning Rating Agency and the stated implied senior debt rating of the Non-Assigning Rating Agency or, if no such stated implied senior debt rating exists, two "full ratings" above the Credit Rating assigned by the Non-Assigning Rating Agency to the TOPrS (it being understood that a "full rating" shall include numerical modifiers and (+) and (-) modifiers). In the event that an Assigning Rating Agency has assigned a Credit Rating and the Non-Assigning Rating Agency does not state an implied rating for the Borrower's senior long-term debt or assign a Credit Rating to the TOPrS, then the Applicable Rating Period shall be determined as set forth above based on such Credit Rating.

In the event that (a) no Credit Rating exists with respect to the Borrower's senior long-term debt, then the Applicable Rating Period shall be determined as follows: (a) if both Moody's and S&P state an implied rating for any senior long-term debt of the Borrower, then the Applicable Rating

Period shall be determined by reference to such implied ratings; or (b) if (i) only one of Moody's and S&P states an implied rating for any senior long-term debt of the Borrower and (ii) the Non-Assigning Rating Agency assigns a Credit Rating to the TOPrS, then the Applicable Rating Period shall be determined as set forth above based on the stated implied senior debt rating of the Assigning Rating Agency and two "full ratings" above the Credit Rating of the Non-Assigning Rating Agency assigned to the TOPrS.

In the event that (a) no Credit Rating exists with respect to the Borrower's senior long-term debt and no stated implied rating exists for the senior long-term debt of the Borrower, then the Applicable Rating Period shall be determined as follows: (a) if both Moody's and S&P assign a Credit Rating to the TOPrS, then the Applicable Rating Period shall be two "full ratings" above such assigned ratings; (b) if only one of Moody's and S&P assigns a Credit Rating to the TOPrS, then the Applicable Rating Period shall be two "full ratings" above the Credit Rating assigned to the TOPrS assigned by the Assigning Rating Agency.

If any Credit Rating shall be changed by Moody's or S&P, such change shall be effective for purposes of this definition as of the Business Day following the day on which the Borrower notifies the Banks of such change pursuant to Section 6.01(h), PROVIDED that if such change represents a downgrade and the Borrower fails to notify the Banks thereof pursuant to Section 6.01(h), then such change shall be effective on the fourth Business Day after a senior officer of the Borrower obtained knowledge of such downgrade. Any change in the Applicable Rating Period due to a change in a Credit Rating shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. In the event that and for so long as the Borrower has no senior debt or TOPrS that is rated by Moody's or S&P including, without limitation, stated implied rating, then a Category D Period shall be deemed to exist.

     "Applicable Utilization Fee Percentage" shall mean (i) 0% at any time when the Aggregate Loan Outstandings are less than or equal to 33-1/3% of the Total Commitment, (ii) 0.0625% at any time when the Aggregate Loan Outstandings exceed 33-1/3% but are less than or equal to 66-2/3% of the Total Commitment and (iii) 0.1250% at any time when the Aggregate Loan Outstandings exceed 66-2/3% of the Total Commitment.

     "Authorized Officer" shall mean any senior officer of the Borrower designated as such in writing by the Borrower to, and found acceptable by, the Agent.

     "Bank" shall have the meaning provided in the first paragraph of this Agreement.

     "Bankruptcy Code" shall have the meaning provided in Section 8.05.

     "Base Rate" at any time shall mean the higher of (x) the rate which is 1/2 of 1% plus the Federal Funds Effective Rate and (y) the Prime Lending Rate as in effect from time to time.

     "Base Rate Loans" shall mean each Loan bearing interest at the rates provided in Section 1.09(a).

     "Bidder Bank" shall mean each Bank that has notified in writing (and has not withdrawn such notice) the Agent that it desires to participate generally in the bidding arrangements relating to Competitive Bid Borrowings.

     "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

     "Borrowing" shall mean (i) the incurrence of one Type of Loan by the Borrower from all of the Banks on a PRO RATA basis on a given date (or resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period, PROVIDED that Base Rate Loans incurred pursuant to Section 1.11(b) shall be considered part of any related Borrowing of Eurodollar Loans or
(ii) a Competitive Bid Borrowing.

     "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans or Competitive Bid Loans priced by reference to the Eurodollar Rate, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

     "Capital Expenditures" shall mean expenditures by any Person that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the balance sheet of such Person.

     "Capital Lease" as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person.

     "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

     "Change of Control" shall mean (i) the Borrower shall cease to own, directly, 100% of the capital stock of FCIG (or its surviving or successor corporation pursuant to a transaction permitted by Section 7.02), or FCIG shall cease to own, directly or indirectly, 100% of the capital stock of FIC (or its surviving or successor corporation pursuant to a transaction permitted by
Section 7.02), (ii) the acquisition, whether directly or indirectly, by any Person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) (other than an employee benefit or stock ownership plan of the Borrower) of more than 30% of the voting stock of the Borrower or (iii) during any period of 25 consecutive calendar months, a majority of the Board of Directors of the Borrower shall no longer be composed of individuals (x) who were members of said Board on the first day of such period, (y) whose election or nomination to said Board was approved by individuals referred to in clause
(x) above constituting at the time of such election or nomination at least a majority of said Board or (z) whose election or nomination to said Board was approved by individuals referred to in clauses
(x) and (y) above constituting at the time of such election or nomination at least a majority of said Board.

     "Chase" shall mean The Chase Manhattan Bank.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

     "Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I hereto, as the same may be reduced or terminated pursuant to Sections 2.02, 2.03 and/or 8.

     "Competitive Bid Borrowing" shall mean a Borrowing of Competitive Bid Loans pursuant to Section 1.04.

     "Competitive Bid Loan" shall have the meaning provided in Section 1.01(b).

     "Consolidated EBIT" shall mean, for any period, the sum of (i) Consolidated Net Income of the Borrower for such period, (ii) provisions for taxes based on income or profits to the extent such income or profits were included in computing Consolidated Net Income for such period and (iii) Consolidated Interest Expense (including amortization of original issue discount and the interest component of Capitalized Lease Obligations), net of interest income, theretofore deducted from earnings in computing Consolidated Net Income for such period, PROVIDED that in determining Consolidated EBIT for any period there shall be excluded any portion thereof otherwise included therein (whether positive or negative) attributable to FFC and its Subsidiaries.

     "Consolidated Interest Expense" shall mean, for any period, the sum of (i) total interest expense (including that attributable to Capital Leases in accordance with GAAP) of the Borrower and its Subsidiaries for such period, but excluding therefrom all interest attributable to FGCC and its Subsidiaries and
(ii) all cash dividends paid on Qualified Preferred Stock and Non-Qualified Preferred Stock during such period.

     "Consolidated Net Income" shall mean, for any period, the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, as determined in accordance with GAAP.

     "Consolidated Net Worth" shall mean, at any time, Net Worth of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP after appropriate deduction for any minority interests in Subsidiaries.

     "Contingent Obligations" shall mean, as to any Person, without duplication, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor (excluding any obligation or commitment of any Financial Services Subsidiary to advance funds to any borrower pursuant to a lending contract entered into in the ordinary course of business), (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Contingent Obligation shall not include (i) endorsements of instruments for deposit or collection in the ordinary course of business,
(ii) indemnities granted in the ordinary course of business and (iii) any insurance or reinsurance obligation of any Regulated Insurance Company entered into in the ordinary course of the insurance business of such Regulated Insurance Company. The amount of any Contingent Obligation shall, subject to any contractual limitation stated in such Contingent Obligation, be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

     "Credit Documents" shall mean this Agreement, the Notes and all other documents or instruments required to be delivered hereunder or thereunder.

     "Credit Rating" shall mean the Moody's Credit Rating and the S&P Credit Rating.

     "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

     "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which, from and after the Restatement Effective Date, together with the Borrower, or any Subsidiary of the Borrower, would be deemed to be a member of the same "controlled group" within the meaning of Section 414(b), (c), (m) and
(o) of the Code.

     "ESOP Loan" shall mean any indebtedness of a third party incurred in connection with an employee stock ownership plan and guaranteed by the Borrower.

     "Eurodollar Loans" shall mean each Loan bearing interest at the rates provided in Section 1.09(b).

     "Eurodollar Rate" shall mean with respect to each Interest Period, (i) the arithmetic average (rounded to the nearest 1/100 of 1%) of the offered quotations to first-class banks in the interbank Eurodollar market by each Reference Bank for dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar Loan of such Reference Bank for which an interest rate is then being determined (or in the case of a

Competitive Bid Loan that is a Spread Borrowing priced by reference to the Eurodollar Rate, the arithmetic average (rounded to the nearest 1/100 of 1%) of the offered rates for deposits in U.S. dollars for the applicable Interest Period (or the period closest to such applicable Interest Period) which appear on the Telerate Page 3750, British Bankers Association Interest Settlement Rates (or if such Telerate Page is unavailable, the comparable page on the Reuters Screen LIBO Page)) with maturities comparable to the Interest Period, determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); PROVIDED that if one or more of the Reference Banks fails to provide the Agent with its aforesaid rate, then the Eurodollar Rate shall be determined based on the rate or rates provided to the Agent by the other Reference Bank or Banks.

     "Event of Default" shall have the meaning provided in Section 8.

     "Existing Credit Agreement" shall have the meaning provided in the first recital paragraph of this Agreement.

     "Existing Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description (including, without limitation, principal, interest and facility fees), and at any time existing, owing to the Agent or any other bank pursuant to the terms of the Existing Credit Agreement.

     "Facility Fee" shall have the meaning provided in Section 2.01(a).

     "FCIG" shall mean Fremont Compensation Insurance Group, Inc. a Delaware corporation.

     "Federal Funds Effective Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

     "Fees"  shall mean all  amounts  payable  pursuant  to, or  referred to in,
Section 2.01.

     "FFC" shall mean Fremont Financial Corporation, a California corporation.

     "FGCC"  shall  mean  Fremont  General  Credit  Corporation,   a  California
corporation which is a direct Wholly-Owned Subsidiary of the Borrower.

     "FIC" shall mean Fremont Indemnity Company, a property and casualty insurance company organized under the laws of California.

     "FIC Combined Surplus" shall mean, at any time, the combined Policyholder Surplus of FIC and its Subsidiaries at such time.

     "FIL" shall mean Fremont Investment & Loan, a California corporation.

     "Final Maturity Date" shall mean June 30, 2003.

     "Financial Services Non-Thrift Subsidiaries" shall mean all Financial Services Subsidiaries other than Thrift Subsidiaries.

     "Financial Services Subsidiaries" shall mean and include (i) FGCC and its Subsidiaries, (ii) any Securitization Subsidiary that is not otherwise included in clause (i) above, (iii) any Thrift Subsidiary that is not otherwise included in clause (i) above and (iv) all other Subsidiaries of the Borrower, whether in existence on the Restatement Effective Date or created or acquired thereafter; but in any event excluding the Insurance Subsidiaries.

     "FRC" shall mean Fremont Reinsurance Company, a California corporation.

     "GAAP" shall mean generally accepted accounting principles in the United States of America; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 7, including defined terms as used therein, are subject (to the extent provided therein) to Section 11.07(a).

     "Indebtedness" of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, PROVIDED that if such Indebtedness is not assumed, the amount of such Indebtedness shall be deemed for purposes hereof to be the lesser of the principal amount of such Indebtedness and the fair market value of the property securing such Indebtedness, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, I.E., take-or-pay and similar obligations, (vii) all obligations of such Person under Interest Rate Protection Agreements or Other Hedging Agreements, (viii) all Contingent Obligations of such Person and (ix) any obligation of the type referred to in any of clauses (i)-(viii) above of any general partnership of which such Person is the or a general partner; PROVIDED that Indebtedness shall not include trade payables (including reinsurance payables), daylight overdrafts, open accounts, accrued expenses, indemnities, and insurance and reinsurance obligations of Regulated Insurance Companies, in each case arising in the ordinary course of business.

     "Insurance Business" shall mean one or more aspects of the business of selling, issuing or underwriting insurance or reinsurance.

     "Insurance Subsidiaries" shall mean (i) FCIG, (ii) each of FCIG's Subsidiaries (whether in existence on the Restatement Effective Date or created or acquired thereafter) and (iii) each other Subsidiary of the Borrower created or acquired after the Restatement Effective Date that engages in property and casualty insurance operations, workers compensation insurance operations or the activities of which are limited to holding the stock or other securities of another Subsidiary or Subsidiaries engaged in property and casualty insurance operations and/or workers compensation insurance.

     "Insured Depository Subsidiary" shall mean any Subsidiary of the Borrower that is an "insured depository institution" within the meaning of 12 U.S.C. ss. 1813(c)(2).

     "Interest Period" shall mean (x) with respect to any Eurodollar Loan, the interest period applicable thereto, as determined pursuant to Section 1.10 and
(y) with respect to any Competitive Bid Loan, the period beginning on the date of incurrence thereof and ending on the stated maturity thereof.

     "Interest Rate Basis" shall mean the Eurodollar Rate and/or such other basis for determining an interest rate as the Borrower and the Agent may agree upon from time to time.

     "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

     "Investment" shall mean, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale);
(b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person) and (without duplication) the entering into of any commitment to deposit funds with, advance or lend funds to or otherwise extend credit to such Person; (c) the entering into of any Contingent Obligation with respect to Indebtedness or other liability of any other Person; or (d) the entering into by such Person of any interest rate protection agreement.

     "Investment Grade Securities" shall mean (i) any securities (as defined in Section 8-102(1)(c) of the UCC as in effect in the State of New York on the Restatement Effective Date) that are rated BBB- or higher by S&P, Baa3 or higher by Moody's, Class (2) or higher by NAIC or the equivalent of such rating by S&P, Moody's or NAIC, or if none of S&P, Moody's and NAIC shall then exist, the equivalent of such rating by any other nationally recognized securities rating agency or (ii) any fund investing exclusively in investments of the type described in clause (i) which fund may also hold immaterial amounts of cash pending investment and/or distribution.

     "Investors Bancor" shall mean Investors Bancor, a California corporation.

     "Legal Requirements" shall mean all applicable laws, rules, orders and regulations made by any governmental body or regulatory authority (including, without limitation, any Applicable Insurance Regulatory Authority) having jurisdiction over the Borrower or a Subsidiary of the Borrower.

     "Liabilities to Policyholder Surplus Ratio" shall mean, at any time, the ratio of (a) consolidated liabilities (determined on a consolidated basis without duplication in accordance with SAP) of FIC and its consolidated Subsidiaries at such time to (b) the consolidated Policyholder Surplus of FIC and its consolidated Subsidiaries at such time.

     "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

     "Liquid  Yield  Option  Notes"  shall  mean  the  Borrower's   $373,750,000
Aggregate Principal Amount at Maturity Liquid Yield Option(TM) Notes due 2013 (Zero Coupon Subordinated) Effective October 4, 1993.

     "Loan" and "Loans" shall have the meaning provided in Section 1.01(a).

     "Margin Stock" shall have the meaning provided in Regulation U.

     "Material Adverse Effect" shall mean a material adverse effect in the condition (financial or otherwise , determined pursuant to GAAP or SAP), business, operations, properties, assets or liabilities of the Borrower and its Subsidiaries taken as a whole.

     "Material Insurance Subsidiary" shall mean any Insurance Subsidiary whose Policyholder Surplus constitutes 10% or more of the combined Policyholder Surplus of FCIG.

     "Moody's" shall mean Moody's Investors Service, Inc. and its successors.

     "Moody's Credit Rating" shall mean the rating level (it being understood that a rating level shall include numerical modifiers and (+) and (-) modifiers) assigned by Moody's to the senior unsecured long-term debt of the Borrower.

     "NAIC" shall mean the National Association of Insurance Commissioners or any successor organization thereto.

     "NAIC Tests" shall mean the ratios and other financial measurements developed by the NAIC under its Insurance Regulatory Information System, as initially in effect with respect to property and casualty insurance companies and as thereafter modified, supplemented, replaced or eliminated from time to time.

     "Net Premiums Written" shall mean, for any period, determined in accordance with SAP, the aggregate amount of premiums written by all Subsidiaries of FCIG which are Regulated Insurance Companies (determined on a combined basis) during such period.

     "Net Worth" shall mean, as to any Person, the sum of its capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and any other account which, in accordance with GAAP, constitutes stockholders' equity, but excluding (i) any treasury stock and (ii) the effect, if any, of unrealized capital gains and losses.

     "Non-Investment Grade Securities" shall mean any securities (as defined in Section 8-102(1)(c) of the UCC as in effect in the State of New York on the Restatement Effective Date) (i) that are not rated by any of S&P, Moody's or the NAIC or (ii) that are not Investment Grade Securities.

     "Non-Qualified Preferred Stock" shall mean any preferred stock issued by the Borrower other than Qualified Preferred Stock, so long as (i) at the time of the issuance of any such preferred stock, no Default or Event of Default exists or would result from the issuance thereof, (ii) at the time of the issuance of any such preferred stock, the Borrower will be in compliance with Sections 7.12 and 7.14 determined on a PRO FORMA basis as if such preferred stock were outstanding and (iii) no such preferred stock shall mature, or be subject to any mandatory redemption, put or similar requirement prior to the Final Maturity Date.

     "Note" and "Notes" shall have the meaning provided in Section 1.06(a).

     "Notice of Borrowing" shall have the meaning provided in Section 1.03.

     "Notice of Competitive  Bid Borrowing"  shall have the meaning  provided in
Section 1.04.

     "Notice of Conversion" shall have the meaning provided in Section 1.07.

     "Notice Office" shall mean the office of the Agent at 270 Park Avenue, New York, New York 10017, or such other office as the Agent may designate to the Borrower and the Banks from time to time.

     "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

     "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

     "Payment Office" shall mean the office of the Agent at One Chase Manhattan Plaza, New York, New York 10081, or such other office as the Agent may designate to the Borrower and the Banks from time to time.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

     "Percentage" shall mean for each Bank on each date of determination a fraction the numerator of which is equal to the Commitment of such Bank on such date and the denominator of which is equal to the Total Commitment on such date, PROVIDED that if the Percentage of any Bank is to be determined after the Total Commitment has been terminated, then the Percentage for each Bank shall be a fraction the numerator of which is equal to the aggregate principal amount of Loans of such Bank outstanding on such date and the denominator of which is equal to the aggregate principal amount of all Loans outstanding on such date.

     "Permitted Acquisition" shall have the meaning provided in Section 7.02(c).

     "Permitted Acquisition Debt" shall mean Indebtedness of any Insurance Subsidiary acquired by the Borrower after the Restatement Effective Date, PROVIDED that (i) such Indebtedness was in existence prior to such acquisition and was not created in connection with, or in contemplation of, such acquisition and (ii) neither the Borrower nor any of its other Subsidiaries guaranties or is otherwise obligated in any manner in respect of such Indebtedness.

     "Permitted Subordinated Debt" shall mean Indebtedness of the Borrower expressly subordinated to the Obligations, which (i) shall contain no financial maintenance covenants or cross-default provisions (it being understood and agreed that a cross-acceleration provision shall be permitted), (ii) shall have no maturities, scheduled repayments or sinking fund requirements prior to one year following the Final Maturity Date and (iii) shall contain terms and conditions relating to the interest rate applicable thereto, covenants, defaults, remedies and subordination provisions, and shall be issued pursuant to documentation, which shall be in form and substance reasonably satisfactory to the Agent.

     "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" shall mean any multi-employer or single-employer  plan as defined in
Section 4001 of ERISA, which is contributed to pursuant to collective bargaining requirements or maintained by, or at any time during the five calendar years preceding the date of this Agreement was contributed to pursuant to collective bargaining requirements or maintained by, the Borrower, any Subsidiary or an ERISA Affiliate.

     "Policyholder Surplus" of any Person shall mean, at any time, the consolidated policyholders' surplus (determined on a consolidated basis without duplication in accordance with SAP) of such Person and its consolidated Subsidiaries at such time (but excluding therefrom the effect of any unrealized gains and losses from the marketable securities portfolio of such Person and its consolidated Subsidiaries).

     "Prescribed Forms" shall mean such duly executed form(s) or statement(s), and in such number of copies, which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (a) an income tax treaty between the United States and the country of residence of the Bank providing the form(s) or statement(s), (b) the Code, or (c) any applicable rule or regulation under the Code, permit the Borrower to make payments hereunder for the account of such Bank free of deduction or withholding of income or similar taxes.

     "Prime Lending Rate" shall mean the rate which the Agent announces from time to time as its prime commercial lending rate, the Prime Lending Rate to change when and as such prime commercial lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

     "Qualified Preferred Stock" shall mean any perpetual preferred stock issued by the Borrower which shall not be subject to any mandatory redemption, put or similar requirements.

     "Rating Agencies" shall mean each of Moody's and S&P.

     "Reference Banks" shall mean Chase, Dresdner Bank AG, New York Branch and Grand Cayman Branch and First Union National Bank.

     "Register" shall have the meaning provided in Section 1.06(d).

     "Regulated Insurance Company" shall mean any Subsidiary of the Borrower, whether now owned or hereafter acquired, that is authorized or admitted to carry on or transact Insurance Business in any jurisdiction and is regulated by the insurance department or similar regulatory authority of such jurisdiction.

     "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

     "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

     "Reply Date" shall have the meaning provided in Section 1.04(b).

     "Reportable Event" shall mean an event described in Section 4043(b) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

     "Required Banks" shall mean Banks having Commitments which constitute more than 50% of the Total Commitment, PROVIDED that at any time after the Total Commitment has been terminated, the "Required Banks" shall mean Banks whose Loans and Competitive Bid Loans constitute more than 50% of the aggregate principal amount of Loans and Competitive Bid Loans outstanding at such time.

     "Restatement  Effective  Date" shall have the  meaning  provided in Section
4.01.

     "Reuters Screen" shall mean, when used in connection with any designated page in determining the applicable Eurodollar Rate for an Interest Period for a Competitive Bid Borrowing that is a Spread Borrowing priced by reference to the Eurodollar Rate, the display page so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates).

     "S&P" shall mean Standard & Poor's Rating Group. a division of the McGraw-Hill Industries, Inc., and its successors.

     "S&P Credit Rating" shall mean the rating level (it being understood that a rating level shall include numerical modifiers and (+) and (-) modifiers) assigned by S&P to the senior unsecured long-term debt of the Borrower.

     "SAP" shall mean, with respect to any Regulated Insurance Company, the accounting procedures and practices prescribed or permitted by the Applicable Insurance Regulatory Authority of the state in which such Regulated Insurance Company is domiciled; it being understood and agreed that determinations in accordance with SAP for purposes of Section 7, including defined terms as used therein, are subject (to the extent provided therein) to Section 11.07(a).

     "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

     "SEC Regulation D" shall mean Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

     "Securitization Subsidiaries" shall mean (i) FFC, (ii) each of FFC's Subsidiaries (whether in existence on the Restatement Effective Date or created or acquired thereafter), (iii) each other Subsidiary of the Borrower created or acquired after the Restatement Effective Date that engages in asset securitization operations or the activities of which are limited to holding the stock or securities of another Subsidiary or Subsidiaries engaged in asset securitization operations and (iv) any other Financial Services Subsidiaries which enters into asset securitization transactions after the Restatement Effective Date.

     "Spread" shall mean a percentage per annum in excess of, or less than, an Interest Rate Basis.

     "Spread Borrowing" shall mean a Competitive Bid Borrowing with respect to which the Borrower has requested the Banks to make Competitive Bid Loans at a Spread over or under a specified Interest Rate Basis.

     "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture, limited liability company or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity or voting interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Borrower.

     "Taxes" shall have the meaning provided in Section 3.04.

     "Telerate Page" shall mean, when used in connection with any designated page number, the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to the Eurodollar Rate).

     "Thrift Subsidiaries" shall mean (i) Investors Bancor, (ii) each of Investors Bancor's Subsidiaries (whether in existence on the Restatement Effective Date or created or acquired thereafter, and in any event including FIL and FCMF) and (iii) each other Subsidiary of the Borrower created or acquired after the Restatement Effective Date that engages in thrift operations or the activities of which are limited to holding the stock or securities of another Subsidiary or Subsidiaries engaged in thrift operations.

     "TOPrS" shall mean the trust originated preferred securities issued by a TOPrS Subsidiary, the proceeds of which were loaned to the Borrower.

     "TOPrS Debt" shall mean indebtedness of the Borrower owed to a TOPrS Subsidiary and incurred in connection with the issuance of the TOPrS by such TOPrS Subsidiary.

     "TOPrS Subsidiary" shall mean a Wholly-Owned Subsidiary of the Borrower which issued TOPrS and loaned the proceeds received therefrom to the Borrower.

     "Total Capitalization" shall mean, at any time, the sum of (i) Total Funded Indebtedness, plus (ii) Consolidated Net Worth (which shall include solely for this purpose the TOPrS Debt) at such time, plus (iii) to the extent not included in the determination of Total Funded Indebtedness or Consolidated Net Worth, all Qualified Preferred Stock and Non-Qualified Preferred Stock outstanding at such time.

     "Total Commitment" shall mean the sum of the Commitments of each Bank.

     "Total Funded Indebtedness" shall mean, at any time, Total Indebtedness at such time less any portion of such Total Indebtedness constituting Contingent Obligations.

     "Total Indebtedness" shall mean, at any time, the sum of (i) all Indebtedness (including, without limitation, the Borrower's Liquid Yield Option Notes, but excluding the TOPrS Debt and any ESOP Loan) of the Borrower at such time and (ii) all Non-Qualified Preferred Stock outstanding at such time.

     "Total Unutilized Commitment" shall mean at any time for the determination thereof, the Total Commitment less the Aggregate Loan Outstandings at such time.

     "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, I.E., a Base Rate Loan or Eurodollar Loan.

     "UCC" shall mean the Uniform Commercial Code.

     "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the present value of the accrued benefits under such Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

     "United States" and "U.S." shall each mean the United States of America.

     "Utilization Fee" shall have the meaning provided for in Section 2.01(b).

     "Wholly-Owned Subsidiary" of any Person shall mean any Subsidiary of such Person to the extent all of the capital stock or other ownership interests in such Subsidiary, other than directors' or nominees' qualifying shares, is owned directly or indirectly by such Person.

     "Written" or "in writing" shall mean any form of written communication or a communication by means of facsimile device.

     SECTION 10. THE AGENT.

     10.01 APPOINTMENT. Subject to the provisions of Section 10.09, each Bank hereby irrevocably designates and appoints Chase as Agent of each such Bank to act as specified herein and in the other Credit Documents and each such Bank hereby irrevocably authorizes Chase as the Agent for each such Bank to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Agent agrees to act as such upon the express conditions contained in this
Section 10. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent. The provisions of this Section 10 are solely for the benefit of the Agent and the Banks, and the Borrower shall have no rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and the Agent shall not assume, nor shall it be deemed to have assumed, any obligation or relationship of agency or trust with or for the Borrower or any of its Subsidiaries.

     10.02 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 10.03.

     10.03 EXCULPATORY PROVISIONS. Neither the Agent nor any of its respective officers, directors, employees, representatives, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrower, any Subsidiary or any of their respective officers contained in this Agreement, any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Credit Document or for any failure of the Borrower or any Subsidiary or any of their respective officers to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any Subsidiary. The Agent shall not be responsible to any Bank for the effectiveness (other than its own execution), genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Banks or by or on behalf of the Borrower to the Agent or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or Competitive Bid Loans or of the existence or possible existence of any Default or Event of Default.

     10.04 RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take or continue to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Banks, (or to the extent specifically provided in Section 11.10, all the Banks), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

     10.05 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks, PROVIDED that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

     10.06   NON-RELIANCE  ON  AGENT  AND  OTHER  BANKS.   Each  Bank  expressly
acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, representatives, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower or any Subsidiary, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the businesses, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans and its Competitive Bid Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the businesses, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Borrower or any Subsidiary which may come into the possession of the Agent or any of its officers, directors, employees, agents, representatives, attorneys-in-fact or affiliates.

     10.07 INDEMNIFICATION. The Banks agree to indemnify the Agent in its capacity as such ratably according to their respective "percentages" as used in determining the Required Banks at such time from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrower or any of its Subsidiaries, PROVIDED that no Bank shall be liable to the Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 10.07 shall survive the payment of all Obligations.


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     10.08 AGENT IN ITS  INDIVIDUAL  CAPACITY.  The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and its Affiliates as though the Agent were not the Agent hereunder. With respect to the Loans and Competitive Bid Loans made by it and all Obligations owing to it, the Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

     10.09 RESIGNATION OF THE AGENT; SUCCESSOR AGENT. The Agent may resign as the Agent upon 20 days' notice to the Banks. Upon the resignation of the Agent, the Required Banks shall appoint from among the Banks a successor Agent for the Banks subject to prior approval by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall include such successor agent effective upon its appointment, and the resigning Agent's rights, powers and duties as the Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of the Agent hereunder, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.


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     SECTION 11. MISCELLANEOUS.

     11.01 PAYMENT OF EXPENSES, ETC. The Borrower agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of White & Case LLP) and of the Agent and each of the Banks in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agent and for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify the Agent and each Bank, and their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Agent or any Bank is a party thereto) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans or Competitive Bid Loans hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of, or a breach of any of the Credit Documents by, the Person to be indemnified).

     11.02 RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations and liabilities of the Borrower to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of the Borrower purchased by such Bank pursuant to Section 11.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, which are then due and payable irrespective of whether or not such Bank shall have made any demand hereunder.

     11.03 NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to the Borrower, at the address specified opposite its signature below; if to any Bank, at its address specified for such Bank on Annex II hereto; or, at such other address as shall be


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designated  by any party in a written  notice to the other parties  hereto.  All
such  notices  and  communications  shall  be  mailed,   telegraphed,   telexed,
telecopied, cabled or sent by overnight courier and shall be effective when received.

     11.04 BENEFIT OF AGREEMENT. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; PROVIDED that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Banks. Each Bank may at any time grant participations in any of its rights hereunder or under any of its Notes to another financial institution; PROVIDED that in the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation, except that the participant shall be entitled to receive the additional amounts under Sections 1.11, 1.12 and 3.04 to, and only to, the extent that such Bank would be entitled to such benefits if the participation had not been entered into or sold; and PROVIDED FURTHER that no Bank shall transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan or Competitive Bid Loan or Note in which such participant is participating or reduce the rate or extend the time of payment of interest thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates) or Fees, or reduce the principal amount thereof, or increase the Commitment in which such participant is participating over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment or of a mandatory prepayment shall not constitute a change in the terms of any Commitment and that an increase in any Commitment shall be permitted without the consent of any participant therein if such participant's participation is not increased as a result thereof), or (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or any other Credit Document except in accordance with the terms hereof and thereof.

     (b) Notwithstanding the foregoing, any Bank may assign all or a portion of its Commitment, and its rights and obligations hereunder, to one or more commercial banks or other financial institutions (including one or more Banks); PROVIDED, HOWEVER, that no Bank may effect such an assignment without the prior written consent of the Borrower and the Agent, neither of which consents will be unreasonably withheld. No assignment of less than all of a Bank's Commitment and its rights and obligations hereunder pursuant to the immediately preceding sentence shall, to the extent such transaction represents an assignment to an institution other than one or more Banks hereunder, be in an aggregate amount less than the minimum of $5,000,000 (or such lesser amount as the Borrower and the Agent shall agree). Each assignment shall be of a constant, and not a varying percentage, of all of the assigning Bank's rights and obligations under this Agreement. If any Bank so sells or assigns all or a part of its Commitment and its rights hereunder or under the Notes, any reference in this Agreement or the Notes to such assigning Bank shall thereafter refer to such Bank and to the respective assignee to the extent of their respective interests and the respective assignee shall have, to the extent of such assignment (unless

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


otherwise provided therein), the same rights and benefits as it would if it were such assigning Bank. Each assignment pursuant to this Section 11.04(b) shall be effected by the assigning Bank and the assignee Bank executing an Assignment and Assumption Agreement substantially in the form of Exhibit F (appropriately completed). At the time of any such assignment, (i) Annex I shall be deemed to be amended to reflect the Commitment of the respective assignee (which shall result in a direct reduction to the Commitment of the assigning Bank) and of the other Banks, (ii) if any such assignment occurs after the Restatement Effective Date, at the request of the assignor or the assignee the Borrower will issue new Notes to the respective assignee and to the assigning Bank in conformity with the requirements of Section 1.06 and (iii) the Agent shall receive from the assigning Bank and/or the assignee Bank or financial institution at the time of each assignment the payment of a nonrefundable assignment fee of $3,000. Each Bank and the Borrower agrees to execute such documents (including, without limitation, amendments to this Agreement and the other Credit Documents) as shall be necessary to effect the foregoing at the expense of the assignee Bank. Promptly following any assignment pursuant to this Section 11.04(b), the assigning Bank shall promptly notify the Borrower and the Agent thereof. Nothing in this Section 11.04 shall prevent or prohibit any Bank from pledging its Loans or Competitive Bid Loans or Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

     11.05 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent or any Bank would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Banks to any other or further action in any circumstances without notice or demand.

     11.06 PAYMENTS PRO RATA. (a) The Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations of the Borrower, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its PRO RATA share of such payment) PRO RATA based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

     (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or Competitive Bid Loans or Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the


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Obligations  of the  Borrower to such Banks in such amount as shall  result in a proportional participation by all of the Banks in such amount, PROVIDED that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     11.07 CALCULATIONS; COMPUTATIONS. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP or SAP, as the case may be, consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks). In addition, except as otherwise specifically provided herein, all computations determining compliance with Section 7, including definitions used therein, shall utilize accounting principles and policies in effect from time to time; PROVIDED that if any such accounting principle or policy (whether GAAP or SAP or both) shall change after the Restatement Effective Date, the Borrower shall give prompt notice thereof to the Agent and each of the Banks and if within 30 days following such notice the Borrower, the Agent or the Required Banks shall elect by giving written notice of such election to the other parties hereto, such computations shall not give effect to such change unless and until this Agreement shall be amended pursuant to Section 11.11 to give effect to such change.

     (b) All computations of interest, Facility Fees and Utilization Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

     11.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower hereby irrevocably designates, appoints and empowers CT Corporation System, with offices on the date hereof at 1633 Broadway, New York, New York 10019 as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. The Agent agrees to use reasonable good faith efforts to mail, by registered or certified mail, to the Borrower, at its address set forth opposite its signature below, copies of any correspondence mailed or delivered to CT Corporation System in connection with the immediately preceding sentence; PROVIDED that no failure of the Borrower to receive, for any reason, copies of such correspondence shall in any way affect the effectiveness of the delivery of any legal process, summons, notice or documents delivered to CT Corporation System. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Borrower agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Agent. The Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address for notices pursuant to
Section  11.03,  such service to become  effective  30


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days after such mailing.  Nothing  herein shall affect the right of the Agent or any Bank to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

     (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     11.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Agent.

     11.10 AMENDMENT OR WAIVER. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Required Banks, PROVIDED that no such change, waiver, discharge or termination shall, without the consent of each Bank affected thereby, (i) extend any date fixed for any payment of principal of any Loan or Competitive Bid Loan or Note or reduce the rate or extend the time of payment of interest thereon or Fees or reduce the principal amount thereof, or increase the Commitment of any Bank over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of any Commitment of any Bank), (ii) amend, modify or waive any provision of this Section, (iii) reduce any percentage specified in, or otherwise modify, the definition of Required Banks or any provision of this Agreement specifying the number or percentage of Banks required to take any action hereunder or (iv) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or any other Credit Document. No provision of Section 10 or any other term or provision relating to the rights or obligations of the Agent may be amended without the consent of the Agent.

     11.11 SURVIVAL. All indemnities set forth herein including, without limitation, in Section 1.11, 1.12, 3.04, 10.07 or 11.01 shall survive the execution and delivery of this Agreement and the making of the Loans and Competitive Bid Loans, the repayment of the Obligations and the termination of the Total Commitment.

     11.12 DOMICILE OF LOANS. Subject to Section 11.04, each Bank may transfer and carry its Loans and Competitive Bid Loans at, to or for the account of any branch office, subsidiary or affiliate of such Bank, PROVIDED that the Borrower shall not be responsible for costs arising under Section 1.11 or 3.04 resulting from any such transfer to the extent not otherwise applicable to such Bank prior to such transfer.


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     11.13  CONFIDENTIALITY.  Each Bank  shall hold all  non-public  information furnished by or on behalf of the Borrower in connection with such Bank's evaluation of whether to become a Bank hereunder or obtained by such Bank pursuant to the requirements of this Agreement, which has been identified as such by the Borrower, in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking or lending practices and in any event may make disclosure reasonably required by any bona fide actual or contemplated transferee or participant in connection with an actual or contemplated transfer of any Loans or Competitive Bid Loans or participation therein or as required or requested by any governmental agency or representative thereof or pursuant to legal process or to such Bank's attorneys or independent auditors or affiliates; PROVIDED that unless specifically prohibited by applicable law or court order, each Bank shall notify the Borrower of any request or requirement by any governmental agency or representative thereof (other than any such request or requirement in connection with an examination of the financial condition of such Bank by such governmental agency) or pursuant to legal process for disclosure of any such non-public information prior to disclosure of such information; and PROVIDED FURTHER, that in no event shall any Bank be obligated or required to return any materials furnished by the Borrower or any Subsidiary of the Borrower.

     11.14 WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     11.15 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.


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     11.16  EXISTING  NOTES.  Each Bank that is a party to the  Existing  Credit
Agreement shall, on the Restatement Effective Date or within 30 days thereafter, deliver to the Borrower for cancellation any Note (as such term is defined in the Existing Credit Agreement) made by the Borrower in favor of such Bank pursuant to the Existing Credit Agreement. If any such Bank has failed to deliver to the Borrower any such Note by the close of business of the Borrower on such thirtieth day, such Bank shall execute and deliver to the Borrower a letter in form and substance reasonably satisfactory to the Borrower pursuant to which such Bank will agree to indemnify the Borrower against losses that my arise from the failure of such Bank to deliver any such Note to the Borrower.

                                     * * *

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